                                                                EXHIBIT 10.42
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                      DATED

                                      AS OF

                                 AUGUST 14, 1996

                                  BY AND AMONG

                           RAYTEL MEDICAL CORPORATION,

                           BANK OF BOSTON CONNECTICUT

                                       AND

            THE OTHER LENDERS WHICH ARE OR MAY BECOME PARTIES HERETO

                                       AND

                      BANK OF BOSTON CONNECTICUT, AS AGENT

                                TABLE OF CONTENTS

Section 1. DEFINITIONS .............................................................        1
           Section 1.1.  Terms Defined .............................................        1
           Section 1.2.  Rules of Interpretation ...................................        1
Section 2. THE REVOLVING CREDIT FACILITY ...........................................        1
           Section 2.1.  Commitment to Lend ........................................        2
           Section 2.2.  Revolving Credit Commitment Fee ...........................        2
           Section 2.3.  Reduction of Commitments ..................................        2
           Section 2.4.  The Notes .................................................        3
           Section 2.5.  Interest on Revolving Credit Loans ........................        3
           Section 2.6.  Requests for Revolving Credit Loans .......................        4
           Section 2.7.  Conversion Options ........................................        5
           Section 2.8.  Funds for Revolving Credit Loans ..........................        6
Section 3. REPAYMENT OF THE REVOLVING CREDIT LOANS .................................        7
           Section 3.1.  Termination of Commitments ................................        7
           Section 3.2.  Mandatory Repayments of Revolving Credit Loans ............        8
           Section 3.3.  Optional Repayments of Revolving Credit Loans .............        8
           Section 3.4.  Application of Principal Payments .........................        8
Section 4. THE TERM LOAN ...........................................................        9
           Section 4.1.  Conversion of Revolving Credit Loans ......................        9
           Section 4.2.  Schedule of Installment Payments of Principal of Term Loan         9
           Section 4.3.  Optional Prepayment of Term Loan ..........................        9
           Section 4.4.  Interest on Term Loan .....................................       10
           Section 4.5.  Conversion Options ........................................       10
Section 5. CERTAIN GENERAL PROVISIONS ..............................................       12
           Section 5.1.  Agent's Fee ...............................................       12
           Section 5.2.  Intentionally Omitted .....................................       12
           Section 5.3.  Funds for Payments ........................................       12
           Section 5.4.  Computations ..............................................       13
           Section 5.5.  Inability to Determine LIBOR Rate .........................       13
           Section 5.6.  Illegality ................................................       13
           Section 5.7.  Additional Costs, Etc .....................................       14
           Section 5.8.  Capital Adequacy ..........................................       15
           Section 5.9.  Certificate ...............................................       16
           Section 5.10.  Indemnity ................................................       16
           Section 5.11.  Interest After Default ...................................       16
           Section 5.12.  Withholding Tax Exemption ................................       17
Section 6. COLLATERAL SECURITY AND GUARANTEES ......................................       17
Section 7. REPRESENTATIONS AND WARRANTIES ..........................................       18
           Section 7.1.  Corporate Authority .......................................       18
           Section 7.2.  Subsidiaries ..............................................       19
           Section 7.3.  Governmental Approvals ....................................       20
           Section 7.4.  Title to Properties .......................................       20
           Section 7.5.  Financial Statements ......................................       20

           Section 7.6.   Acquisition Asset Financial Statements ..................       21
           Section 7.7.   No Material Changes, Etc ................................       21
           Section 7.8.   Franchises, Patents, Copyrights, Etc ....................       21
           Section 7.9.   Litigation ..............................................       22
           Section 7.10.  No Materially Adverse Contracts, Etc ....................       22
           Section 7.11.  Compliance With Other Instruments, Laws, Etc ............       22
           Section 7.12.  Tax Status ..............................................       23
           Section 7.13.  No Event of Default .....................................       23
           Section 7.14.  Holding Company and Investment Company Acts .............       23
           Section 7.15.  Absence of Financing Statements, Etc ....................       23
           Section 7.16.  Perfection of Security Interest .........................       23
           Section 7.17.  Certain Transactions ....................................       24
           Section 7.18.  Employee Benefit Plans ..................................       24
           Section 7.19.  Regulations G, T, U and X ...............................       25
           Section 7.20.  Environmental Compliance ................................       25
           Section 7.21.  Fiscal Year .............................................       27
           Section 7.22.  Medicare Qualifications .................................       27
           Section 7.23.  Recoupment ..............................................       28
           Section 7.24.  Other Representations ...................................       28
Section 8. AFFIRMATIVE COVENANTS OF THE BORROWER ..................................       28
           Section 8.1.   Punctual Payment ........................................       28
           Section 8.2.   Maintenance of Office ...................................       28
           Section 8.3.   Records and Accounts ....................................       28
           Section 8.4.   Financial Statements, Certificates and Information ......       29
           Section 8.5.   Notices .................................................       30
           Section 8.6.   Corporate Existence .....................................       31
           Section 8.7.   Maintenance of Properties ...............................       31
           Section 8.8.   Insurance ...............................................       31
           Section 8.9.   Taxes ...................................................       32
           Section 8.10.  Inspection of Properties and Books ......................       32
           Section 8.11.  Compliance with Laws, Contracts, Licenses, and  Permits.        33
           Section 8.12.  Employee Benefit Plans ..................................       33
           Section 8.13.  Use of Proceeds .........................................       33
           Section 8.14.  Further Assurances ......................................       34
Section 9. CERTAIN NEGATIVE COVENANTS OF THE BORROWER .............................       34
           Section 9.1.   Restrictions on Indebtedness ............................       34
           Section 9.2.   Restrictions on Liens ...................................       35
           Section 9.3.   Restrictions on Investments .............................       37
           Section 9.4.   Distributions ...........................................       38
           Section 9.5.   Merger, Consolidation and Disposition of Assets .........       38
           Section 9.6.   Sale and Leaseback ......................................       39
           Section 9.7.   Compliance with Environmental Laws ......................       39
           Section 9.8.   Employee Benefit Plans ..................................       39
           Section 9.9.   Medicare Qualification ..................................       40
           Section 9.10.  Amendment or Modification of Acquisition Documents ......       40

            Section 9.11.  Change of Fiscal Year .................................................       40
Section 10. FINANCIAL COVENANTS OF THE BORROWER ..................................................       40
            Section 10.1.  Consolidated Operating Cash Flow to Total Interest Expense ............       40
            Section 10.2.  Consolidated Operating Cash Flow to Consolidated  Financial Obligations       40
            Section 10.3.  Consolidated Total Funded Debt to Consolidated Operating Cash Flow ....       41
Section 11. CLOSING CONDITIONS ...................................................................       41
            Section 11.1.  Loan Documents ........................................................       41
            Section 11.2.  Certified Copies of Charter Documents .................................       41
            Section 11.3.  Corporate Action ......................................................       41
            Section 11.4.  Incumbency Certificate ................................................       41
            Section 11.5.  Legality of Transactions ..............................................       41
            Section 11.6.  Validity of Liens .....................................................       42
            Section 11.7.  UCC Search Results ....................................................       42
            Section 11.8.  Landlord Consents .....................................................       42
            Section 11.9.  Certificates of Insurance .............................................       42
            Section 11.10. Discharge of Liens ....................................................       42
            Section 11.11. Intentionally Omitted .................................................       42
            Section 11.12. Proceedings and Documents .............................................       42
            Section 11.13. Intentionally Omitted .................................................       43
            Section 11.14. Opinions of Counsel ...................................................       43
            Section 11.15. Capital Structure .....................................................       43
            Section 11.16. Financial Condition ...................................................       43
            Section 11.17. Solvency Certificate ..................................................       43
Section 12. ACQUISITION CREDIT LOAN CLOSING CONDITIONS ...........................................       43
            Section 12.1.  Acquisition Documents .................................................       43
            Section 12.2.  Corporate Action ......................................................       44
            Section 12.3.  Discharge of Liens ....................................................       44
            Section 12.4.  Proceedings and Documents .............................................       44
            Section 12.5.  Closing of Acquisition ................................................       44
            Section 12.6.  Opinions of Counsel ...................................................       44
            Section 12.7.  Capital Structure .....................................................       45
            Section 12.8.  Financial Condition ...................................................       45
            Section 12.9.  Additional Guaranty ...................................................       45
            Section 12.10. Approvals .............................................................       45
            Section 12.11. Pro Forma Cash Flow ...................................................       45
            Section 12.12. Purchase Price ........................................................       46
            Section 12.13. Pro Forma Funded Debt .................................................       46
            Section 12.14. Other Conditions ......................................................       46
Section 12A.CONDITIONS TO ALL BORROWINGS .........................................................       46
            Section 12A.1  Representations True; No Event of Default .............................       46
            Section 12A.2  No Legal Impediment ...................................................       46
            Section 12A.3  Governmental Regulation ...............................................       47
            Section 12A.4  Proceedings and Documents .............................................       47
Section 13. EVENTS OF DEFAULT; ACCELERATION: ETC .................................................       47
            Section 13.1.  Events of Default and Acceleration ....................................       47

        Section 13.2.  Termination of Commitments ..........................................       50
        Section 13.3.  Remedies; Rights Under Security Documents ...........................       50
        Section 13.4.  Distribution of Collateral Proceeds .................................       51
Section 14. SETOFF..........................................................................       52
Section 15. THE AGENT.......................................................................       53
        Section 15.1.  Authorization .......................................................       53
        Section 15.2.  Employees and Agents ................................................       53
        Section 15.3.  No Liability ........................................................       53
        Section 15.4.  No Representations ..................................................       53
        Section 15.5.  Payments ............................................................       54
        Section 15.6.  Holders of Notes ....................................................       55
        Section 15.7.  Indemnity ...........................................................       55
        Section 15.8.  Agent as Bank .......................................................       55
        Section 15.9.  Resignation .........................................................       55
        Section 15.10.  Notification of Defaults and Events of Default .....................       56
        Section 15.11.  Duties in the Case of Enforcement ..................................       56
Section 16. EXPENSES........................................................................       56
Section 17. INDEMNIFICATION.................................................................       57
Section 18. SURVIVAL OF COVENANTS, ETC......................................................       58
Section 19. ASSIGNMENT AND PARTICIPATION....................................................       58
        Section 19.1.  Conditions to Assignment by Banks ...................................       58
        Section 19.2.  Certain Representations and Warranties; Limitations; Covenants.......       59
        Section 19.3.  Register ............................................................       60
        Section 19.4.  New Notes ...........................................................       60
        Section 19.5.  Participations ......................................................       60
        Section 19.6.  Disclosure ..........................................................       61
        Section 19.7.  Assignee or Participant Affiliated with the Borrower ................       61
        Section 19.8.  Miscellaneous Assignment Provisions .................................       61
        Section 19.9.  Assignment by Borrower ..............................................       62
Section 20. NOTICES, ETC....................................................................       62
Section 21. GOVERNING LAW...................................................................       63
Section 22. HEADINGS........................................................................       63
Section 23. COUNTERPARTS....................................................................       63
Section 24. ENTIRE AGREEMENT, ETC...........................................................       63
Section 25. WAIVER OF JURY TRIAL............................................................       63
Section 26. CONSENTS, AMENDMENTS, WAIVERS, ETC..............................................       64
Section 27. SEVERABILITY....................................................................       64
Section 28. WAIVERS BY BORROWER.............................................................       64
Section 29. COMMERCIAL TRANSACTION; PREJUDGMENT REMEDY WAIVER...............................       65
Section 30. EFFECTIVE DATE..................................................................       65



SCHEDULES

Schedule 1 Lending Institutions
Schedule 2 Definitions and Rules of Interpretation
Schedule 7.2 Subsidiaries
Schedule 7.4 Assets Owned
Schedule 7.7 Material Changes
Schedule 7.9 Litigation
Schedule 7.10 Materially Adverse Contracts, Etc.
Schedule 7.11 Compliance with Other Instruments, Laws, Etc.
Schedule 7.12 Tax Status
Schedule 7.17 Certain Transactions
Schedule 7.20 Environmental Compliance
Schedule 9.1 Indebtedness
Schedule 9.2 Liens
Schedule 9.3 Investments

EXHIBITS

Exhibit A         Form of Notes
Exhibit B         Form of Request for Revolving Credit Loans
Exhibit C         Intentionally omitted
Exhibit D         Form of Assignment and Acceptance
Exhibit E         Form of Compliance Certificate

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

         This AMENDED AND RESTATED CREDIT AGREEMENT is made as of the 14th day of August, 1996, by and among RAYTEL MEDICAL CORPORATION (the "BORROWER"), a Delaware corporation having its principal place of business at 2755 Campus Drive, San Mateo, California 94403, and BANK OF BOSTON CONNECTICUT and the other lending institutions listed on Schedule 1 attached hereto (collectively, the "BANKS") and BANK OF BOSTON CONNECTICUT as agent for itself and the other Banks (the "AGENT").

                               W I T N E S S E T H

         WHEREAS, pursuant to a Credit Agreement dated as of February 26, 1993, as amended, modified, or supplemented from time to time (the "ORIGINAL LOAN AGREEMENT"), the Agent and Internationale Nederlanden [U.S.] Capital Corporation have made loans (the "EXISTING INDEBTEDNESS") to the Borrower for the purposes described therein; and

         WHEREAS, the Agent and each of the Banks have agreed to make loans and other extensions of credit to the Borrower for the purpose of (i) refinancing or replacing the Existing Indebtedness, (ii) financing Acquisitions (as hereinafter defined) and (iii) providing the Borrower with working capital.

         NOW, THEREFORE, the Borrower, the Banks and the Agent agree that as of the Effective Date (as hereinafter defined) the Original Loan Agreement shall be amended and restated in its entirety as set forth herein.

         SECTION 1. DEFINITIONS.

              SECTION 1.1. TERMS DEFINED. Except as otherwise expressly provided herein, all capitalized terms used in this Credit Agreement, the exhibits hereto and any notes, certificates, reports or other documents or instruments made or delivered pursuant to or in connection with this Credit Agreement shall have the meanings set forth for such terms in Schedule 2 hereto.

              SECTION 1.2. RULES OF INTERPRETATION. Except as otherwise expressly provided herein, the rules of interpretation set forth in
         Schedule 2 hereto shall apply to this Credit Agreement, the exhibits hereto and any notes, certificates, reports or other documents or instruments made or delivered pursuant to or in connection with this Credit Agreement.

         SECTION 2. THE REVOLVING CREDIT FACILITY.

                  SECTION 2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks agrees severally to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Effective Date and the Revolving Credit Termination Date upon notice by the Borrower to the Agent given in accordance with Section 2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment, provided that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) shall not at any time exceed the Total Commitment. The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 11 and Section 12A, in the case of the initial Revolving Credit Loans to be made on the Effective Date, Sections 12 and 12A in the case of a Revolving Credit Loan which is an Acquisition Credit Loan and Section 12A, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

                SECTION 2.2. REVOLVING CREDIT COMMITMENT FEE. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee calculated at the rate of one-quarter of one percent (1/4%) per annum on the average daily amount during each calendar quarter or portion thereof from the Effective Date to the Revolving Credit Termination Date by which the Total Commitment exceeds the outstanding aggregate amount of Revolving Credit Loans during such calendar quarter. Such commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter, commencing on the first such date following the Effective Date, with a final payment on the Revolving Credit Termination Date or any earlier date on which the Commitments shall terminate.

               SECTION 2.3. REDUCTION OF COMMITMENTS. The Borrower shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Agent to reduce by $300,000 or any greater integral multiple of $100,000 or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued under
         Section 2.2 hereof on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

                SECTION 2.4. THE NOTES. The Revolving Credit Loans, together with the Term Loan, shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (each a "NOTE"), dated as of the Effective Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Note, an appropriate notation on such Bank's Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans and the Term Loan set forth on such Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on any Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

                  SECTION 2.5. INTEREST ON REVOLVING CREDIT LOANS. Except as otherwise provided in Section 5.11,

            (a) Each Revolving Credit Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at the Base Rate plus the Applicable Base Rate Margin. With respect to each Revolving Credit Base Rate Loan (and any portion of the Term Loan bearing interest at an interest rate determined by reference to the Base Rate) and each fiscal quarter of the Borrower, the Applicable Base Rate Margin will be determined by the Agent after review of the Leverage Ratio and the Debt Service Coverage Ratio of the Borrower and its Subsidiaries for the period of four (4) consecutive fiscal quarters ending on the fiscal last day of the quarter immediately preceding such fiscal quarter, all as follows:

             DEBT SERVICE                            LEVERAGE RATIO               APPLICABLE BASE RATE
            COVERAGE RATIO                                                               MARGIN

Less than 1.7:1.0                        Greater than 1.5:1.0                             .50%
Greater than or equal to                 Less than or equal to 1.5                       0.25%
1.7:1.0 but less than or equal           but greater than or equal to
to 1.9:1.0                               1.0:1.0
Greater than 1.9:1.0                     Less than 1.0:1.0                               0.00%

         The Agent will determine the Applicable Base Rate Margin for each fiscal quarter on the forty-fifth (45th) day following the last day of the immediately preceding fiscal quarter by reference to the financial statements delivered to the Agent and the Banks by the Borrower in accordance with the terms hereof with respect to the period of four (4) consecutive fiscal quarters ending on such immediately preceding fiscal quarter. The Leverage Ratio and the Debt Service Coverage Ratio for such period of four (4) consecutive fiscal quarters must meet both of the above referenced thresholds for any decrease in the Applicable Base Rate Margin to occur.

         (b) Each Revolving Credit LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at the LIBOR Rate determined for such Interest Period plus the Applicable LIBOR Rate Margin. With respect to each Revolving Credit LIBOR Rate Loan (and any portion of the Term Loan bearing interest at an interest rate determined by reference to the LIBOR Rate) and each fiscal quarter of the Borrower, the Applicable LIBOR Rate Margin will be determined by the Agent after review of the Leverage Ratio and the Debt Service Coverage Ratio of the Borrower and its Subsidiaries for the period of four (4) consecutive fiscal quarters ending on the immediately preceding fiscal quarter, all as follows:

             DEBT SERVICE                            LEVERAGE RATIO                 APPLICABLE LIBOR
            COVERAGE RATIO                                                            RATE MARGIN

Less than 1.7:1.0                        Greater than 1.5:1.0                            2.00%
Greater than or                          Less than or equal                              1.75%
equal to 1.7:1.0 but                     to 1.5 but greater
less than or equal                       than or equal to
to 1.9:1.0                               1.0:1.0
Greater than 1.9:1.0                     Less than 1.0:1.0                               1.50%

         The Agent will determine the Applicable LIBOR Rate Margin for each fiscal quarter on the forty-fifth (45th) day following the last day of the immediately preceding fiscal quarter by reference to the financial statements delivered to the Agent and the Banks by the Borrower in accordance with the terms hereof with respect to the period of four (4) consecutive fiscal quarters ending on such immediately preceding fiscal quarter. Both the Leverage Ratio and the Debt Service Coverage Ratio for the period of four (4) consecutive fiscal quarters must meet both of the above referenced thresholds for any decrease in the Applicable LIBOR Rate Margin to occur.

          (c)The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

             SECTION 2.6. REQUESTS FOR REVOLVING CREDIT LOANS. The Borrower shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder (a "REVOLVING CREDIT LOAN REQUEST") (a) no less than one (1) Business Day prior the proposed Drawdown Date of any Revolving Credit Loan which is a Revolving Credit Base Rate Loan and (b) no less than three (3) LIBOR Business Days prior to the proposed Drawdown Date of any Revolving Credit Loan which is a Revolving Credit LIBOR Rate Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan,
         (iv) the Type of such Revolving Credit Loan and (v) whether or not such Revolving Credit Loan is an Acquisition Credit Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Revolving Credit Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Revolving Credit Loan Request shall be in a minimum aggregate amount of (1) $1,000,000 or an integral multiple thereof for any Revolving Credit LIBOR Rate Loan and (2) $100,000 or an integral multiple thereof for any Revolving Credit Base Rate Loan. Each request for an Acquisition Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 12 and Section 12A have been satisfied on the date of such request. Each request for a Revolving Credit Loan (other than an Acquisition Loan) shall constitute a representation and warranty by the

         Borrower that the conditions set forth in Section 11 and Section 12A have been satisfied on the date of such request.

            SECTION 2.7. CONVERSION OPTIONS.

             (a) The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (i) with respect to any such conversion of a Revolving Credit LIBOR Rate Loan to a Revolving Credit Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Days' prior written notice of such election; (ii) with respect to any such conversion of a Revolving Credit Base Rate Loan to a Revolving Credit LIBOR Rate Loan, the Borrower shall give the Agent at least three (3) LIBOR Business Days' prior written notice of such election; (iii) with respect to any such conversion of a Revolving Credit LIBOR Rate Loan into a Revolving Credit Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto and
         (iv) no Revolving Credit Base Rate Loan may be converted into a Revolving Credit LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that (i) any partial conversion shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof and (ii) with respect to Revolving Credit LIBOR Rate Loans, there shall be no more than three (3) separate Interest Periods in effect at any one time. Each Conversion Request relating to the conversion of a Revolving Credit Base Rate Loan to a Revolving Credit LIBOR Rate Loan shall be irrevocable by the Borrower.

             (b) Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.7(a); provided that no Revolving Credit LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Revolving Credit Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrower's account have actual knowledge. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this Section 2.7 is scheduled to occur.

             (c) Any conversion to or from Revolving Credit LIBOR Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Revolving Credit LIBOR Rate Loans having the same Interest Period shall not be less than $1,000,000 or a whole multiple of $1,000,000 in excess thereof.

             SECTION 2.8. FUNDS FOR REVOLVING CREDIT LOANS.

             (a) Not later than 11:00 a.m. (Hartford, Connecticut time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by (i) Sections 11 and 12A in the case of the initial Revolving Credit Loans, (ii) Sections 12 and 12A in the case of any Revolving Credit Loan which is an Acquisition Credit Loan and (ii) by Section 12A for all other Revolving Credit Loans, and in each case upon the reasonable determination by the Majority Banks that the satisfaction of the other conditions set forth therein has occurred, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Borrower, in accordance with the terms and conditions hereof, the amount of such other Bank's Commitment Percentage of any requested Revolving Credit Loans.

             (b) The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Agent may (but it shall no be required to), in reliance upon such assumption, make available to the Borrower on such Drawdown Date a corresponding amount (the Agent hereby agreeing to give notice to the Borrower of the making of any such advance by it on behalf of any Bank as soon as practicable thereafter). If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Bank's Commitment Percentage of such Revolving Credit Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Agent, and the denominator of which is
         365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Revolving Credit Loans is not made available to the Agent by such Bank within three

         (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

         SECTION 3. REPAYMENT OF THE REVOLVING CREDIT LOANS.

                  SECTION 3.1. TERMINATION OF COMMITMENTS. The Borrower promises to pay to the Agent for the account of the Banks in accordance with their respective Commitment Percentages all amount due and payable hereunder or under any of the other Loan Documents. All amounts owing in respect of the Revolving Credit Loans outstanding on the Revolving Credit Termination Date, including unpaid principal and any and all accrued and unpaid interest thereon, shall automatically and without any further act become due and payable on the Revolving Credit Termination Date unless converted in accordance with the terms of
         Section 4.1 hereof.

                  SECTION 3.2. MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS. If at any time and for any reason the outstanding aggregate amount of the Revolving Credit Loans exceeds the Total Commitment, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks in accordance with their respective Commitment Percentages for application to such excess.

                  SECTION 3.3. OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS. The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any Revolving Credit Loans which are Revolving Credit LIBOR Rate Loans pursuant to this
         Section 3.3 may be made only on the Last day of the Interest Period relating thereto. Except as provided for in certain cash management arrangements between the Borrower and the Agent, the Borrower shall give the Agent prior written notice (a) no later than 10:00 a.m., Hartford time of any proposed prepayment pursuant to this Section 3.3 of Any Revolving Credit Loans which are Revolving Credit Base Rate Loans, and (b) at least three (3) LIBOR Business Days' notice of any proposed prepayment pursuant to this Section 3.3 of any Revolving Credit Loans which are Revolving Credit LIBOR Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of (1) $1,000,000 with respect to Revolving Credit LIBOR Rate Loans and (2) $100,000 with respect to Revolving Credit Base Rate Loans, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Revolving Credit Base Rate Loans and then to the principal of Revolving Credit LIBOR Rate Loans or both, at the Agent's option. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                  SECTION 3.4. APPLICATION OF PRINCIPAL PAYMENTS. Unless an Event of Default has occurred and is continuing or the Agent has determined that it is illegal for a Bank to render Revolving Credit LIBOR Rate Loans, if on the date a principal payment is made with respect to the Revolving Credit Loans or the Term Loan, as applicable, interest is calculated both on the basis of the Base Rate and the LIBOR Rate, then such payment shall be applied first to the Revolving Credit Loans principal or the Term Loan principal, as applicable, for which interest is calculated on the basis of the Base Rate (the "BASE RATE PRINCIPAL"). Unless an Event of Default has occurred and is continuing or the Agent has determined that it is illegal for a Bank to render Revolving Credit LIBOR Rate Loans, only when the Base Revolver Rate Principal is fully paid shall the principal payment be applied to the Revolving Credit LIBOR Rate Loan(s) principal or the Term Loan principal bearing interest at a rate determined by reference to the LIBOR Rate, as applicable. If more than one Revolving Credit LIBOR Rate Loan is outstanding the principal amount shall be applied to the Revolving Credit LIBOR Rate Loans in the order of maturity, with the Revolving Credit LIBOR Rate Loans with the shortest time to maturity paid first.

         SECTION 4. THE TERM LOAN.

                  SECTION 4.1. CONVERSION OF REVOLVING CREDIT LOANS. As long as no Default or Event of Default shall have occurred and be continuing, the outstanding principal amount of the Revolving Credit Loans on the Revolving Credit Termination Date shall be converted to a term loan (the "TERM LOAN"). The Term Loan shall be in an original principal amount equal to the lesser of (a) the Total Commitment in effect on the Revolving Credit Termination Date and (b) the aggregate principal amount of the Revolving Credit Loans outstanding on the Revolving Credit Termination Date. Each Bank will be deemed to have made a loan to the Borrower on the Revolving Credit Termination Date in the amount of its Commitment Percentage of the principal amount of the Term Loan on such date. The Term Loan shall be evidenced by the Notes.

                  SECTION 4.2. SCHEDULE OF INSTALLMENT PAYMENTS OF PRINCIPAL OF TERM LOAN. The Borrower promises to pay to the Agent for the account of the Banks the principal amount of the Term Loan in ten (10) equal semiannual installments, each in an amount determined by the Agent by reference to a five year amortization schedule commencing on the Revolving Credit Termination Date. Such installments shall be due and payable on the last day of January 1 and July 1 of each calendar year, commencing on the first such date following the Revolving Credit Termination Date, with a final payment on the Maturity Date in an amount equal to the unpaid balance of the Term Loan.

                  SECTION 4.3. OPTIONAL PREPAYMENT OF TERM LOAN. The BorroWER shall have the right at any time to prepay the Term Loan on or before the Maturity Date, as a whole, or in part, upon not less than five (5) Business Days' prior written notice to the Agent, without premium or penalty, provided that each partial prepayment shall be in the principal amount of (i) $100,000 or an integral multiple thereof with respect to any portion of the Term Loan bearing interest at an interest rate determined by reference to the Base Rate and (ii) $1,000,000 or integral multiple thereof with respect to any portion of the Term Loan bearing interest at an interest rate determined by reference to LIBOR Rate, no portion of the Term Loan bearing interest at an interest rate determined by reference to the LIBOR Rate may be prepaid pursuant to this Section 4.3 exCEPT on the last day of the Interest Period relating thereto, and each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective outstanding amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. Any prepayment of principal of the Term Loan shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Term Loan in the inverse order of maturity. No amount repaid with respect to the Term Loan may be reborrowed.


         SECTION 4.4. INTEREST ON TERM LOAN. Except as otherwise provided in
Section 5.11, the Term Loan shall bear interest duriNG each Interest Period relating to all or any portion of the Term Loan at the following rates:

                  (a) To the extent that all or any portion of the Term Loan bears interest during such Interest Period at an interest rate determined by reference to the Base Rate, the Term Loan or such portion shall bear interest during such Interest Period at a rate per annum equal to the Base Rate plus the Applicable Base Rate Margin (as set forth in Section 2.5 hereof).

                  (b) To the extent that all or any portion of the Term Loan bears interest during such Interest Period at an interest rate determined by reference to the LIBOR Rate, the Term Loan or such portion shall bear interest during such Interest Period at a rate per annum equal to the LIBOR Rate plus the Applicable LIBOR Rate Margin (as set forth in Section 2.5 hereof).

The Borrower promises to pay interest on the Term Loan or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

         SECTION 4.5. CONVERSION OPTIONS.

                  (a) Not less than three (3) LIBOR Business Days prior to the Revolving Credit Termination Date the Borrower will notify the Agent regarding the interest rates to be applied to all of any portion of the Term Loan as of such date and the Interest Periods applicable to the Term Loan. The Borrower may elect from time to time to convert the interest rate applicable to all or any portion of the Term Loan, provided that (i) with respect to any such conversion or continuation, as the case may be, to an interest rate determined by reference to the Base Rate, the Borrower shall give the Agent at least one (1) Business Day's prior written notice of such election; (ii) with respect to any such conversion from an interest rate determined by reference to the Base Rate to one based on the LIBOR Rate, the Borrower shall give the Agent at least three (3) LIBOR Business Days' prior written notice of such election; (iii) with respect to any such conversion from an interest rate determined by reference to the LIBOR Rate to one based on the Base Rate, such conversion shall only be made on the last day of the Interest Period with respect thereto; and (iv) the interest rate applicable to all or any portion of the Term Loan may not be converted to an interest rate determined by reference to the LIBOR Rate when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of the applicable portion of the Term Loan to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. Subject to the terms of Section 4.5(c) hereof, the interest rate applicable to all or any part of the outstanding Term Loan may be converted into a different interest rate as provided herein, provided that (1) any partial conversion shall be in an aggregate principal amount of $1,000,000 or an integral multiple thereof and (2) with respect to any portion of the Term Loan bearing interest at a rate per annum determined by reference to the LIBOR Rate, there shall be no more than six (6) separate Interest Periods in effect at any one time. Each Conversion Request relating to the conversion of the interest rate applicable to all or any portion of the Term Loan shall be irrevocable by the Borrower.

                  (b) The interest applicable to all or any portion of the Term Loan may be continued upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 4.5(a); provided that an interest rate determined by reference to LIBOR Rate may not be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to an interest rate determined by reference to the Base Rate on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrower's account have actual knowledge.

                  (c) Any conversion to or from an interest rate determined by reference to the LIBOR Rate shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of that portion of the Term Loan bearing interest at an interest rate based on the LIBOR Rate having the same Interest Period shall not be less than $1,000,000 or an integral multiple thereof.

         SECTION 5. CERTAIN GENERAL PROVISIONS.

                  SECTION 5.1. AGENT'S FEE. The Borrower agrees to pay to the Agent, for its own account, a yearly agent's fee (the "AGENT'S FEE") equal to $15,000. The Agent's Fee shall be payable annually in advance, commencing on the date hereof and on each anniversary of the Effective Date.

         SECTION 5.2. INTENTIONALLY OMITTED.

         SECTION 5.3. FUNDS FOR PAYMENTS.

                  (a) All payments of principal, interest, commitment fees, facility fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other location that the Agent may from time to time designate, in each case in immediately available funds and not later than 1:00 p.m. (Hartford, Connecticut time) on the date when due or, in the case of optional prepayments of any Loan, on the date of such proposed repayment. Any payment made after 1:00 p.m. (Hartford, Connecticut time) on such date will be credited and deemed paid on the next succeeding Business Day. All payments made by the Borrower to the Agent for the account of the Banks will be credited to the respective accounts of the Banks in accordance with their respective Commitment Percentages on the date when made in accordance with the immediately preceding sentence.

                  (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid voucher for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

                  SECTION 5.4. COMPUTATIONS. All computations of interest on the Loans and of commitment fees payable hereunder shall be based on a three hundred sixty (360) day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "INTEREST PERIOD" with respect to Revolving Credit LIBOR Rate Loans or that portion of the Term Loan bearing interest at an interest rate determined by reference to the LIBOR Rate, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Note Record from time to time shall be considered correct and binding on the Borrower absent manifest error.

                  SECTION 5.5. INABILITY TO DETERMINE LIBOR RATE. In the event, prior to the commencement of any Interest Period relating to any Revolving Credit LIBOR Rate Loan or all or any portion of the Term Loan that will bear interest at an interest rate determined by reference to the LIBOR Rate, the Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any Revolving Credit LIBOR Rate Loan or such portion of the Term Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request or Conversion Request with respect to Revolving Credit LIBOR Rate Loans shall be automatically withdrawn and such shall be deemed a request for Revolving Credit Base Rate Loan, (b) any Conversion Request regarding the interest rate applicable to all or any portion of the Term Loan shall be automatically withdrawn, (c) each Revolving Credit LIBOR Rate Loan or such portion of the Term Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Revolving Credit Base Rate Loan or bear interest at an interest rate determined by reference to the Base Rate (as applicable), and (d) the obligations of the Banks to make Revolving Credit LIBOR Rate Loans or to allow the Borrower to elect to apply the LIBOR Rate to all or any portion of the Term Loan shall be suspended until the Agent or the Majority Banks determine that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent upon the instruction of the Majority Banks, shall so notify the Borrower and the Banks.

                  SECTION 5.6. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Revolving Credit LIBOR Rate Loans or the LIBOR Rate with respect to all or any portion of the Term Loan, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon
(a) the commitment of such Bank to (i) make Revolving Credit LIBOR Rate Loans,
(ii) allow the Borrower to elect an interest rate based on the LIBOR Rate with respect to all or any portion of the Term Loan, (iii) convert Revolving Credit Base Rate Loans to Revolving Credit LIBOR Rate Loans or (iv) convert the interest rate applicable to all or any portion of the Term Loan from an interest rate determined by reference to the Base Rate to one based on the LIBOR Rate shall forthwith be suspended and (b) such Bank's Revolving Credit Loans then outstanding as Revolving Credit LIBOR Rate Loans, if any, shall be converted automatically to Revolving Credit Base Rate Loans on the last day of each Interest Period applicable to such Revolving Credit LIBOR Rate Loans (or within such earlier period required by law) and all or any portion of such Bank's Commitment Percentage of the Term Loan bearing interest at an interest rate determined by reference to the LIBOR Rate shall be automatically converted to an interest rate based on the Base Rate or within such earlier period as may be required by law). The Borrower hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this Section 5.6, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain the LIBOR Rate or its Revolving Credit LIBOR Rate Loans hereunder.

                  SECTION 5.7. ADDITIONAL COSTS, ETC. If any change in present applicable law, or any future applicable law, which expression, as used herein, includes statutes, rules and regulations under any present or future law and interpretations of any present or future law by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (a) subject any Bank or Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, the Commitments or the Loans (other than franchise taxes or taxes based upon or measured by the income or profits of such Bank or the Agent), or

                  (b) materially change the basis of taxation (except for changes in franchise taxes or taxes on income or profits) of payments to any Bank or Agent of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Agent under this Credit Agreement or any of the other Loan Documents, or

                  (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Bank or the Agent, or

                  (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, the Loans, the Commitments, or any class of loans or commitments of which any of the Loans or the Commitments forms a part, and the result of any of the foregoing is

                        (i) to increase the cost to any Bank or the Agent of
                  making, funding, issuing, renewing, extending or maintaining any of the Loans or the Commitments, or

                        (ii) to reduce the amount of principal, interest or
                  other amount payable to any Bank or the Agent hereunder on account of the Commitments or any of the Loans, or

                        (iii) to require any Bank or the Agent to make any
                  payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within five (5) days of demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or Agent such additional amounts as will be sufficient to compensate such Bank or Agent for such additional cost, reduction, payment or foregone interest or other sum.

                  SECTION 5.8. CAPITAL ADEQUACY. If any change in present applicable law or any future applicable law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation of any such present or future law by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Bank or the Agent or any corporation controlling such Bank or the Agent and such Bank or the Agent determines that the amount of capital required to be maintained by it is increased by or based upon the existence of the Commitments or the Loans, then such Bank or the Agent may notify the Borrower of such fact. To the extent that the costs of such increased capital requirements are not reflected in the Base Rate, the Borrower and such Bank or (as the case may be) the Agent shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Bank or the Agent in light of these circumstances. If the Borrower and such Bank or the Agent are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's or the Agent's reasonable determination provide adequate compensation. Each Bank and the Agent shall allocate such cost increases among its customers in good faith and on an equitable basis.

                  SECTION 5.9. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Sections 5.7 or 5.8 hereof and a brief explanation of such amounts which are due, submitted by such Bank or the Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

                  SECTION 5.10. INDEMNITY. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on (i) any Revolving Credit LIBOR Rate Loans or (ii) any portion of the Term Loan bearing interest rate at an interest rate based on the LIBOR Rate as and when due and payable, including any such loss or expense arising from interest or fee payable by such Bank to lenders of funds obtained by it in order to maintain the LIBOR Rate with respect to all or any portion of the Term Loan or its Revolving Credit LIBOR Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Revolving Credit Loan Request or a Conversion Request relating thereto in accordance with the terms hereof or (c) the making of any payment of
(i) a Revolving Credit LIBOR Rate Loan or (ii) any portion of the Term Loan bearing interest at an interest rate based on the LIBOR Rate or the making of any conversion of (1) any such Revolving Credit LIBOR Rate Loan to a Revolving Credit Base Rate Loan or (2) the interest rate applicable to any portion of the Term Loan from an interest rate determined by reference to the LIBOR Rate to one based on the Base Rate in each case on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Revolving Credit LIBOR Rate Loans or the LIBOR Rate with respect to all or any portion of the Term Loan.

                  SECTION 5.11. INTEREST AFTER DEFAULT.

                  (a) Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to four percent (4%) above the Base Rate until such amount shall be paid in full (after as well as before judgment).

                  (b) During the continuance of any Event of Default described in Sections 13(a) or (b) hereof, the principal of the Loans not overdue shall, until such Default or Event of Default has been cured or remedied or such Default or Event of Default has been waived by the Banks pursuant to Section 26, bear interest at a rate per annum equal to the rate of interest applicable to overdue principal pursuant to
         Section 5.11(a).

                  Section 5.12. WITHHOLDING TAX EXEMPTION. Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Agent, at least three (3) Business Days before interest or fees first become payable hereunder for the account of such Bank, two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, in either case certifying whether such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States Federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying whether such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States Federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States Federal income tax.

         SECTION 6. COLLATERAL SECURITY AND GUARANTEES.

                  (a) The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of the Borrower, whether now owned or hereafter acquired, including, without limitation, accounts receivable, inventory, real property, plant, equipment, intangibles and shares of stock of all of the subsidiaries of the Borrower pursuant to the terms of the Security Documents to which the Borrower is a party.

                  (b) The prompt payment and performance of the Obligations shall also be guaranteed pursuant to the terms of the Guarantees by each Subsidiary of the

         Borrower. The obligations of each of the Subsidiaries under the Guaranty to which it is a party shall be in turn secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of each Subsidiary, whether now owned or hereafter acquired, including, without limitation, accounts receivable, inventory, real property, plant, equipment, intangibles and shares of stock of any subsidiaries of such Subsidiary pursuant to the terms of the Security Documents to which such Subsidiary is a party.

                  (c) Without limiting anything set forth above, the Borrower shall guarantee, pursuant to the Borrower Guaranty, the prompt payment and performance of each Subsidiary under the Loan Documents to which such Subsidiary is a party.

         SECTION 7. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to each of the Banks and the Agent as follows:

                  SECTION 7.1. CORPORATE AUTHORITY.

                  (a) Incorporation; Good Standing. Each of the Borrower and its Subsidiaries (i) is a corporation or partnership duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, as the case may be, (ii) has all requisite corporate or partnership power to own its property and conduct its business as now conducted and as presently contemplated upon the completion of any Acquisition, and (iii) is in good standing as a foreign corporation or partnership and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary.

                  (b) Authorization. The execution, delivery and performance of this Credit Agreement, the other Loan Documents and the Acquisition Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate or partnership authority of each such Person,
         (ii) have been duly authorized by all necessary corporate or partnership proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any such Person is subject or any judgment, order, writ, injunction, license or permit applicable to any such Person, (iv) do not conflict with any provision of the corporate charter or bylaws or agreement of limited partnership of any such Person and (v) do not conflict with any agreement or other instrument binding upon any such Person, except where such conflict would not have a materially adverse affect on the business, assets or the financial condition of any such Person.

                  (c) Enforceability. (i) The execution and delivery of this Credit Agreement, the other Loan Documents and the Acquisition Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to general principles of equity and to the discretion of the court before which any proceeding therefor may be brought.

                           (ii) Each Seller has duly executed and delivered each
                  of the Acquisition Documents to which it is or is to become a party and each of such documents is in full force and effect. The agreements and obligations of each Seller contained in each of the Acquisition Documents to which it is or is to become a party constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent the availability of the remedy of specific performance and injunctive or other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (d) Acquisition Assets. In connection with each Acquisition, the applicable Seller has transferred to the Borrower valid title to the property and assets of such Seller purported to be conveyed thereby, free and clear of all mortgages, pledges, liens, charges, restrictions, conditions and other sale agreements, encumbrances, security interests, options or claims other than those permitted by
         Section 9.2 hereof.

                  SECTION 7.2. Subsidiaries. As of the Effective Date:

                  (a) Except as indicated on Schedule 7.2 attached hereto, neither the Borrower nor any of its Subsidiaries has any Subsidiaries.

                  (b) Except as indicated on Schedule 7.2 hereto, neither the Borrower nor any of its Subsidiaries owns or holds of record and/or beneficially (whether directly or indirectly) any shares of any class in the capital of any other corporations or any legal and/or beneficial interests in any corporation, partnership, business trust or joint venture or in any other unincorporated trade or business enterprise.

                  SECTION 7.3. GOVERNMENTAL APPROVALS To the best of the Borrower's knowledge after due and diligent inquiry and investigation, the execution, delivery and performance by the Borrower and any of its Subsidiaries of this Credit Agreement, the other Loan Documents and the Acquisition Documents to which any such Person is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained. The premerger waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R ACT"), is not applicable to the transactions contemplated hereby and by any of the Acquisition Documents.

                  SECTION 7.4. TITLE TO PROPERTIES. Except as indicated on
Schedule 7.4 hereto, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

                  SECTION 7.5. FINANCIAL STATEMENTS. There has been furnished to each of the Banks audited consolidated balance sheets of the Borrower and its Subsidiaries as at September 30, 1995, and audited consolidated statements of income of the Borrower and its Subsidiaries for the fiscal year then ended, in each case certified by Arthur Andersen & Co. LLP. Such balance sheet and statements of income of the Borrower and its Subsidiaries have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower and its Subsidiaries as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts which were not disclosed in the balance sheets of the Borrower and the notes related thereto.

                  (b) There has been furnished to each of the Banks an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date. Such balance sheet of the Borrower and its Subsidiaries has been prepared in accordance with generally accepted accounting principles and fairly presents the financial condition of the Borrower and its Subsidiaries as at the close of business on the date thereof. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts which were not disclosed in such consolidated balance sheet of the Borrower and the notes related thereto.

                  (c) Both before and immediately after giving effect to the transactions contemplated hereby and by any of the Acquisition Documents, each of the Borrower and its Subsidiaries is solvent on a going concern basis, has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has, and will have as of the Effective Date, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection herewith as such debts mature.

                  SECTION 7.6. ACQUISITION ASSET FINANCIAL STATEMENTS. Any and all financial statements furnished to the Agent and the Banks in connection with any Acquisition have been reviewed by the Borrower and to the best of Borrower's knowledge after due inquiry fairly present the financial condition of the applicable Seller and the applicable Acquisition Assets as at the close of business on the date thereof.

                  SECTION 7.7. NO MATERIAL CHANGES. Except as described on
Schedule 7.7 hereto, since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries considered as a whole, as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the consolidated statements of income for the fiscal year then ended of the Borrower and its Subsidiaries, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower and its Subsidiaries, considered as a whole.

                  SECTION 7.8. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of the Borrower and its Subsidiaries possesses, and upon completion of each Acquisition will possess, all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted and as contemplated after consummation of any Acquisition without known conflict with any rights of others.

                  SECTION 7.9. LITIGATION. Except as set forth in Schedule 7.9 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or, to the best of the Borrower's knowledge after due inquiry, against any Seller, before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets financial condition or business of the Borrower and its Subsidiaries, considered as a whole or materially impair the right of the Borrower and its Subsidiaries, considered as a whole to carry on business substantially as now conducted by them, or result in any material liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries or such Seller or which question the validity of any of the Acquisition Documents or of this Credit Agreement or any the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

                  SECTION 7.10. NO MATERIALLY ADVERSE CONTRACTS, ETC. Except as set forth in Schedule 7.10 hereto, neither the Borrower nor any of its Subsidiaries nor to the best knowledge of the Borrower, after due and diligent inquiry, any Seller (with respect to the Acquisition Assets being sold by such Seller) is subject to any charter, corporate or other legal restriction, or any judgment, decree or order, or, to the best knowledge of the Borrower after due and diligent inquiry, any rule or regulation, in each case that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries. Except as set forth in Schedule 7.10 attached hereto, neither the Borrower nor any of its Subsidiaries nor, to the best knowledge of the Borrower after due inquiry, any Seller (with respect to the Acquisition Assets being sold by such Seller) is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower and its Subsidiaries, considered as a whole.

                  SECTION 7.11. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Except as set forth in Schedule 7.11 hereto, neither the Borrower nor any of its Subsidiaries nor to the best of the Borrower's knowledge after due inquiry, any Seller (with respect to the Acquisition Assets being sold by such Seller), is in violation of any provision of any of their respective charter documents, bylaws, or any agreement or instrument to which any of them may be subject or by which any of them or any of their properties may be bound or any decree, order, judgment, statute or license, or, to the best knowledge of the Borrower after due and diligent inquiry, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower and its Subsidiaries, considered as a whole.

                  SECTION 7.12. TAX STATUS. To the best knowledge of the Borrower after due and diligent inquiry, except as set forth in Schedule 7.12 attached hereto, the Borrower and each of its Subsidiaries (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and, to the best knowledge of the Borrower after due and diligent inquiry, there is no basis for any such claim. The Borrower is also not liable with respect to any taxes incurred by any Seller.

                  SECTION 7.13. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

                  SECTION 7.14. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

                  SECTION 7.15. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any of the Acquisition Assets or any assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.

                  SECTION 7.16. PERFECTION OF SECURITY INTEREST. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and, to the best knowledge of the Borrower, to perfect the Agent's security interest in the Collateral. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower or a Subsidiary of the Borrower party to one of the Security Agreements is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

                  SECTION 7.17. CERTAIN TRANSACTIONS. Except as set forth on
Schedule 7.17 hereto, none of the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  SECTION 7.18. EMPLOYEE BENEFIT PLANS.

                  (a) In General. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. The Borrower has heretofore delivered to each Bank the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under
         Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                  (b) Terminability of Welfare Plans. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). The Borrower or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower or such ERISA Affiliate without liability to any Person.

                  (c) Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the present value of the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

                  (d) Multiemplover Plans. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under
         Section 4041A of ERISA.

                  SECTION 7.19. REGULATIONS G,T,U AND X. The proceeds of the Loans shall be used (i) to finance the Acquisitions, (ii) to refinance on the Effective Date the Existing Indebtedness and (iii) for working capital and general corporate purposes. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations G,T,U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

                  SECTION 7.20. ENVIRONMENTAL COMPLIANCE. The Borrower represents and warrants that:

                  (a) To the best knowledge of the Borrower, after reasonable inquiry and investigation, none of the Borrower, its Subsidiaries, any Seller (with respect to the Acquisition Assets being sold by such Seller), or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "ENVIRONMENTAL LAWS"), which violation would have material adverse effect on the environment or the business, assets or financial condition of the Borrower and its Subsidiaries, considered as a whole.

                  (b) None of the Borrower, any of its Subsidiaries or, to the best knowledge of the Borrower after due and diligent inquiry, any Seller (with respect to the Acquisition Assets being sold by such Seller) has received written notice from any third party including, without limitation: any federal, state or local governmental authority,
         (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part

         300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. Section 9601(5), any hazardous substances, as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant, as defined by 42 U.S.C. Section 9601(33), and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("HAZARDOUS SUBSTANCES") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower or any of its Subsidiaries or such Seller (with respect to the Acquisition Assets being sold by such Seller) conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

                  (c) To the best knowledge of the Borrower after reasonable inquiry and investigation, except as set forth on Schedule 7.20 attached hereto: (i) none of the Borrower, any of its Subsidiaries or any Seller (with respect to the Acquisition Assets being sold by such Seller) has used or is using any portion of the Real Estate for the handling, processing, storage or disposal of Hazardous Substances except in material compliance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries, such Seller (with respect to the Acquisition Assets being sold by such Seller), or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in material compliance with applicable Environmental Laws; (iii) none of the Borrower, any of it Subsidiaries or such Seller (with respect to the Acquisition Assets being sold by such Seller) has caused or is causing any releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or its Subsidiaries or such Seller (with respect to the Acquisition Assets being sold by such Seller), which releases have had or would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) in the course of any activities conducted by the Borrower, its Subsidiaries, such Seller (with respect to the Acquisition Assets being sold by such Seller), or operators of properties of any of such Person, there have been no releases on, upon, from or into any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated by the Borrower, any of its Subsidiaries or such Seller (with respect to the Acquisition Assets being sold by such Seller) on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA and have been treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws.

                  (d) None of the Borrower, any of its Subsidiaries, any Seller (with respect to the Acquisition Assets being sold by such Seller), or any of the Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of any Mortgage or to the effectiveness of any other transactions contemplated hereby.

                  SECTION 7.21. FISCAL YEAR. Each fiscal year of the Borrower and each of its Subsidiaries begins on October 1 of each calendar year and ends on September 30 of each calendar year.

                  SECTION 7.22. MEDICARE QUALIFICATIONS. Except as set forth on
Schedule 7.9 hereto, neither the Borrower nor any of its Subsidiaries, nor, to the best knowledge of Borrower after due inquiry, any Seller (with respect to the Acquisition Assets being sold by such Seller) has engaged in any activity in material violation of any law, statute, rule or regulation related to the delivery of health care or health care services or the payment for health care or health care services, including, but not limited to, 42 U.S.C. Section 1320a-7 t seq., 42 U.S.C. Section 1395 et seq., 42 U.S.C. Section 1396 et seq., 42 U.S.C. Section 1307 et seq., 18 U.S.C. Section 286, 18 U.S.C. Section 287, 19 U.S.C. Section 666; or any activity which could result in the exclusion of the Borrower, any of its Subsidiaries or such Seller (with respect to the Acquisition Assets being sold by such Seller) from any program promulgated or established under Medicare or Medicaid Laws.

                  SECTION 7.23. RECOUPMENT. Except as set forth on Schedule 7.9 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the best knowledge of the Borrower after diligent inquiry and investigation, threatened against the Borrower, any of its Subsidiaries or any Seller (with respect to the Acquisition Assets being sold by such Seller) and which seek the recoupment of any material portion of any payments previously received by the Borrower, any of its Subsidiaries or such Seller pursuant to any law, statute, rule or regulation related to the delivery of health care or health care services, including without limitation, Medicare or Medicaid Laws.

                  SECTION 7.24. OTHER REPRESENTATIONS. Each of the representations and warranties made by the Borrower or any of its Subsidiaries in any of the Loan Documents or Acquisition Documents to which any such Person is or is to become a party, and to the best of the Borrower's knowledge after due and diligent inquiry, by any Seller in any of the Acquisition Documents, was true and correct in all material respects when made and continues to be true and correct in all material respects on the Effective Date, except to the extent that any of such representations and warranties relate to a prior date or may have been affected by the consummation of the transactions contemplated and permitted or required by the Loan Documents and the applicable Acquisition Documents.

         SECTION 8. AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans:

                  SECTION 8.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, the commitment fees and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

                  SECTION 8.2. MAINTENANCE OF OFFICE. The Borrower will maintain its chief executive office at 2755 Campus Drive, San Mateo, California 94403 and its principal place of business at 7 Waterside Crossing, Windsor, Connecticut 06095, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent, for further transmission to the Banks, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

                  SECTION 8.3. RECORDS AND ACCOUNTS. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

                  SECTION 8.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to each of the Banks:

                  (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by Arthur Andersen & Co., LLP or by other independent certified public accountants of nationally recognized standing and reasonably satisfactory to the Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

                  (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

                  (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of Exhibit E hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 10 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date or since the date of the last financial statements delivered to the Banks pursuant to the terms hereof;

                  (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or any national securities exchange or sent to the stockholders of the Borrower, including, without limitation, copies of all registration statements and Forms 10-K, 10-Q and 8-K and all amendments thereto;

                  (e) from time to time such other financial data and information (including accountants' management letters) as any Bank or the Agent may reasonably request.

                  SECTION 8.5. NOTICES.

                  (a) Defaults. The Borrower will promptly notify the Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed material default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

                  (b) Environmental Events. The Borrower will promptly give notice to the Agent and each of the Banks (i) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and
         (ii) upon any officer of the Borrower or any of its Subsidiaries becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower and its Subsidiaries, considered as a whole, or the Agent's liens or security interests pursuant to the Security Documents.

                  (c) Notification of Claims against Collateral. The Borrower will, immediately upon becoming aware thereof, notify the Agent and each of the Banks in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject.

                  (d) Notice of Litigation and Judgments. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower or any of its Subsidiaries and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks, in writing, in form and detail satisfactory to the Bank, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $1,000,000.

                  SECTION 8.6. CORPORATE EXISTENCE. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries.

                  SECTION 8.7. MAINTENANCE OF PROPERTIES. The Borrower (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewal, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this Section 8.7 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its; or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis.

                  SECTION 8.8. INSURANCE The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreements. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance on the Mortgaged Properties in accordance with the terms of the Mortgages.

                  SECTION 8.9. TAXES. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

                  SECTION 8.10. INSPECTION OF PROPERTIES AND BOOKS.

                  (a) The Borrower shall permit the Banks, through the Agent or any Bank's designated representatives and agents, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any of the Banks may reasonably request; provided, that the Agent, the Banks and their respective representatives and agents shall agree (i) to treat in confidence information gained from such inspections, examinations and discussions; (ii) not to disclose any such information to a third party (other than a permitted participant or assignee or the legal counsel and accountants of the Agent or any of the Banks), except as required by applicable Federal, State or municipal laws or regulations or by a court, administrative board or tribunal of competent jurisdiction; and
         (iii) not to make use of such information for purposes unrelated to the transactions contemplated in this Credit Agreement.

                  (b) Only when necessary to determine the Borrower's compliance with the terms hereof or upon the receipt by the Agent or any of the Banks of financial or other information from the Borrower or such accountants, and, in each case, only after reasonable prior notice to the Borrower, the Borrower authorizes the Agent and of the Banks to communicate directly with the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Agent and/or any of the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries. At the request of the Agent or any of the Banks, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 8.10(b).

                  SECTION 8.11. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower will, and will cause each of its Subsidiaries to, comply with (a) all material provisions of applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its charter documents and by-laws, (c) all material agreements and instruments by which it or any of its properties may be bound and (d) all applicable decrees orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or under any of the other Loan Documents to which the Borrower or such Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agent with evidence thereof.

                  SECTION 8.12. EMPLOYEE BENEFIT PLANS. The Borrower will, and will cause each Subsidiary to, (i) promptly upon filing the same with the United States Department of Labor or Internal Revenue Service, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under
Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Agent and each of the Banks any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in
respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or
4245 of ERISA.

                  SECTION 8.13. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans (i) to finance the Acquisitions, (ii) to refinance on the Effective Date the Existing Indebtedness and (iii) for working capital and general corporate purposes; provided, that the Borrower will not, and will not permit any of its Subsidiaries to, use the proceeds of any of the Loans to finance or pay for any Indebtedness or obligations arising in connection with the operations or business of any of the Joint Ventures, including, without limitation, any Indebtedness incurred by the Borrower or any of its Subsidiaries on behalf of any Joint Venture in its capacity as a general partner or joint ventures of such Joint Venture or otherwise or any Indebtedness incurred under any management or operating contract between the Borrower or any of its Subsidiaries and any of the Joint Ventures, and, provided, further, that nothing set forth in this Section 8.13 shall be deemed to restrict the ability of the Borrower and its Subsidiaries to pay Indebtedness permitted by the terms of
Section 9.1(h) hereof.

                  SECTION 8.14. FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Agent and each of the Banks and execute such further instruments and documents as the Agent and each of the Banks shall reasonably request to carry out to its satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

         SECTION 9. CERTAIN NEGATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans:

                  SECTION 9.1. RESTRICTIONS ON INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently, by way of guarantee or partnership liability or otherwise, with respect to any Indebtedness other than:

                  (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

                  (b) (i) current liabilities of the Borrower or such Subsidiary incurred in the ordinary course of business but excluding any liabilities incurred through (A) the borrowing of money, or (B) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services and (ii) liabilities of the Borrower (other indebtedness for borrowed money) under the Acquisition Documents;

                  (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 8.9;

                  (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                  (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                  (f) obligations under Capitalized Leases not exceeding $10,000,000 in aggregate amount at any time outstanding;

                  (g) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Borrower or such Subsidiary;

                  (h) Indebtedness of the Borrower or its Subsidiaries to the Joint Ventures (other than Indebtedness arising in connection with capital contributions to any Joint

         Venture required to be made pursuant to the terms and conditions of any written joint venture agreement of such Joint Venture as in effect on the date hereof) that (i) is incurred solely in connection with cash management services provided by the Borrower to the Joint Ventures,
         (ii) is subordinated on terms and conditions satisfactory to the Majority Banks in all respects and (iii) does not exceed $3,000,000 in aggregate amount at any time;

                  (i) Indebtedness of a wholly-owned Subsidiary to the Borrower that has been assigned to the Agent on behalf of the Banks pursuant to the Security Documents;

                  (j) Indebtedness of the Borrower or any of its Subsidiaries arising in connection with required (pursuant to the terms and conditions of any written joint venture agreement of any Joint Venture as in effect on the date hereof) capital contributions to any of the Joint Ventures in an aggregate amount not in excess of $2,000,000 at any time;

                  (k) Indebtedness (other than that set forth above in this Section 9.1) existing on the date hereof and listed and described on
         Schedule 9.1 hereto; and

                  (l) Subordinated Debt.

                  SECTION 9.2. RESTRICTIONS ON LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist:

                           (i) liens to secure taxes, assessments, other
                  government charges and claims for labor, material or supplies to the extent that payment there for shall not at the time be required to be made in accordance with the provisions of
                  Section 8.9;

                           (ii) deposits or pledges made in connection with, or
                  to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                           (iii) liens on properties in respect of judgments or
                  awards the Indebtedness with respect to which is permitted by Section 9.1(d);

                           (iv) liens of carriers, warehousemen, mechanics and
                  materialmen, and other like liens on properties in existence less than one hundred and twenty (120) days from the date of creation thereof in respect of obligations not overdue;

                           (v) encumbrances on Real Estate consisting of
                  easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

                           (vi) purchase money security interests in or purchase
                  money mortgages on real or personal property other than Mortgaged Properties acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by Section 9.1(g), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

                           (vii) liens and encumbrances on each Mortgaged
                  Property as and to the extent permitted by the Mortgage applicable thereto; and

                           (viii) liens in favor of the Agent under the Loan
                  Documents; and

                           (ix) liens (other than those permitted above in this
                  Section 9.2) existing on the date hereof and listed on
                  Schedule 9.2 hereto;

         Without limiting the foregoing, the Borrower will not, an will not permit any of its Subsidiaries to, agree with any Person in any document, agreement or instrument, whether evidencing any Indebtedness permitted by this Agreement or otherwise, to any terms and conditions similar to those set forth in this Section 9.2.

                  SECTION 9.3. RESTRICTIONS ON INVESTMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                  (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

                  (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of any Bank or of any United States banks having total assets in excess of $1,000,000,000;

                  (c) securities commonly known as "COMMERCIAL PAPER" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 2" if rated by Moody's Investors Services, Inc., and not less than "A 2" if rated by Standard and Poor's;

                  (d) Investments with respect to Indebtedness permitted by
         Section 9.1(i) so long as such entities remain wholly-owned Subsidiaries of the Borrower if, and only if, such Subsidiaries have guaranteed payment and performance of the Obligations and have executed and delivered all Security Documents required by the terms hereof;

                  (e) Investments existing on the Effective Date by the Borrower in wholly-owned Subsidiaries of the Borrower;

                  (f) Investments, not exceeding $5,000,000 in the aggregate, in respect of the purchase by the Borrower after the date hereof of any equity interests in any of the Joint Ventures;

                  (g) Investments after the date hereof consisting of mandatory or required (pursuant to the terms and conditions of any written joint venture agreement of any Joint Venture as in effect on the date hereof) cash capital contributions to Joint Ventures existing on the date hereof that do not exceed in the aggregate $1,000,000;

                  (h) Investments (not described above in this Section 9.3) existing on the date hereof and listed on Schedule 9.3 hereto; and

                  (i) Investments consisting of guaranties of Subordinated Debt incurred by the Borrower or any Subsidiary of the Borrower.

                  SECTION 9.4. DISTRIBUTIONS. If a Default or an Event of Default shall have occurred and be continuing, the Borrower will not make, and will not permit any of its Subsidiaries to make, any Distributions.

                  SECTION 9.5. MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

                  (a) The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except (i) the Acquisitions, (ii) the merger or consolidation of one or more of the wholly-owned Subsidiaries of the Borrower with and into the Borrower, (iii) the merger or consolidation of two or more whollyowned Subsidiaries of the Borrower,
         (iv) acquisitions by the Borrower consisting of Investments permitted by Sections 9.3(e), (f) and (g) hereof or (v) the acquisition by RMI of certain equity interests of RCI in the RCI Joint Ventures.

                  (b) The Borrower will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than (i) the disposition of assets in the ordinary course of business, consistent with past practices and (ii) in any fiscal year of the Borrower, the sale or disposition of equity interests in the Joint Ventures, so long as the aggregate fair market value of all such sales and dispositions during such fiscal year is less than $2,500,000.

                  SECTION 9.6. SALE AND LEASEBACK. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

                  SECTION 9.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower will not, and will not permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, except in material compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, except in material compliance with all applicable Environmental Laws,
(d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate, except in material compliance with all applicable Environmental Laws, or
(e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would result in a material violation of any Environmental Law or bring such Real Estate into material violation of any Environmental Law.

                  SECTION 9.8. EMPLOYEE BENEFIT PLANS. Neither the Borrower nor any ERISA Affiliate will

                  (a) engage in any "PROHIBITED TRANSACTION" within the meaning of Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

                  (b) permit any Guaranteed Pension Plan to incur an "ACCUMULATED FUNDING DEFICIENCY", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

                  (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

                  (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

                  SECTION 9.9. MEDICARE QUALIFICATION. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any activity in material violation of any law or regulation related to the delivery of health care or health care services or the payment for health care services, including, but not limited to, 42 U.S.C. Section 1320a-7 et seq., 42 U.S.C. Section 1395 et seq., 42 U.S.C. Section 1396 et seq., 42 U.S.C. Section 1307 et seq., 18 U.S.C.
Section 286, 18 U.S.C. Section 287, 18 U.S.C. Section 666; or which could result in the exclusion of the Borrower or any of its Subsidiaries from any program promulgated or established under any Medicare or Medicaid Laws or the exclusion of the Borrower or any of its Subsidiaries from receiving provider payments pursuant to any Medicare or Medicaid Laws.

                  SECTION 9.10. AMENDMENT OR MODIFICATION OF ACQUISITION DOCUMENTS. In connection with any Acquisition for which the total purchase price of the Acquisition Assets equals or exceeds $15,000,000, the Borrower shall not effect or permit any amendment or modification of any Acquisition Documents in any respect without the prior written consent of the Majority Banks.

                  SECTION 9.11. CHANGE OF FISCAL YEAR. Neither the Borrower nor any of its Subsidiaries shall change its fiscal year without the prior written consent of the Majority Banks, provided that, such consent shall not be unreasonably withheld.

         SECTION 10. FINANCIAL COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans:

                  SECTION 10.1. CONSOLIDATED OPERATING CASH FLOW TO TOTAL INTEREST EXPENSE. The Borrower will not permit the ratio of Consolidated Operating Cash Flow of the Borrower and its Subsidiaries to Consolidated Total Interest Expense of the Borrower and its Subsidiaries for any period consisting of four (4) consecutive fiscal quarters of the Borrower ending after the Effective Date to be less than 3.0: 1.0 at any time.

                  SECTION 10.2. CONSOLIDATED OPERATING CASH FLOW TO CONSOLIDATED FINANCIAL OBLIGATIONS. The Borrower will not permit the ratio of Consolidated Operating Cash Flow of the Borrower and its Subsidiaries to Consolidated Financial Obligations of the Borrower and its Subsidiaries for any period consisting of four (4) consecutive fiscal quarters of the Borrower ending after the Effective Date to be less than 1.5:1.0.

                  SECTION 10.3. CONSOLIDATED TOTAL FUNDED DEBT TO CONSOLIDATED OPERATING CASH FLOW. The Borrower will not permit the ratio of Consolidated Total Funded Debt of the Borrower and its Subsidiaries to Consolidated Operating Cash Flow of the Borrower and its Subsidiaries for any period consisting of four
(4) consecutive fiscal quarters of the Borrower ending after the Effective Date to exceed 3.0:1.0.

         SECTION 11. CLOSING CONDITIONS. The obligations of the Banks to make the initial Revolving Credit Loan shall be subject to the satisfaction of the following conditions precedent on or prior to August 15, 1996:

                  SECTION 11.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

                  SECTION 11.2. CERTIFIED COPIES OF CHARTER DOCUMENTS. Each of the Banks shall have received from the Borrower and each of its Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete, of each of (a) its charter or other incorporation or partnership documents as in effect on such date of certification, and (b) its by-laws as in effect on such date in each case as in effect on the Effective Date.

                  SECTION 11.3. CORPORATE ACTION. All corporate and partnership action necessary for the valid execution, delivery and performance by the Borrower and each of its Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

                  SECTION 11.4. INCUMBENCY CERTIFICATE. Each of the Banks shall have received from the Borrower and each of its Subsidiaries an incumbency certificate, dated as of the Effective Date, signed by a duly authorized officer of such Person, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party; (b) in the case of the Borrower, to make a Revolving Credit Loan Request; and (c) to give notices and to take other action on its behalf under the Loan Documents.

                  SECTION 11.5. LEGALITY OF TRANSACTIONS. No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful (a) for any Bank or the Agent to perform any of its agreements or obligations under any of the Loan Documents to which any such Person is a party on the Effective Date or (b) for the Borrower to perform any of its material agreements or obligations under any of the Loan Documents to which it is a party on the Effective Date.

                  SECTION 11.6. VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Agent, for the ratable benefit of the Banks, a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Banks to protect and preserve such security interests shall have been duly effected. The Banks shall have received evidence thereof in form and substance satisfactory to the Banks.

                  SECTION 11.7. UCC SEARCH RESULTS. The Banks shall have received the results of Uniform Commercial Code searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Banks.

                  SECTION 11.8. LANDLORD CONSENTS. The Borrower and its Subsidiaries shall have used its best efforts to deliver to the Banks all consents required for the Agent to receive, as part of the Security Documents, a collateral assignment of each material leasehold of personal property, and a Mortgage of each material leasehold of real property, together in each case with such estoppel certificates as the Banks may reasonably request.

                  SECTION 11.9. CERTIFICATES OF INSURANCE. The Banks shall have received (a) a certificate of insurance from an independent insurance broker dated as of the Effective Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements and (b) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

                  SECTION 11.10. DISCHARGE OF LIENS. The Banks shall have received from the Borrower evidence reasonably satisfactory to the Agent that all liens and encumbrances with respect to property of the Borrower, other than Permitted Liens shall have been discharged in full.

                  SECTION 11.11. INTENTIONALLY OMITTED.

                  SECTION 11.12. PROCEEDINGS AND DOCUMENTS. All corporate, partnership, governmental and other proceedings in connection with the transactions contemplated by the Loan Documents, and all instruments and documents incidental thereto, shall be in form and substance reasonably satisfactory to the Banks and the Banks shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Banks shall have reasonably requested.

                  SECTION 11.13. INTENTIONALLY OMITTED.

                  SECTION 11.14. OPINIONS OF COUNSEL. Each of the Banks and the Agent shall have received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Effective Date, in form and substance satisfactory to the Bank, from:

                  (a) Gray Cary Ware & Freidenrich, counsel to the Borrower and its Subsidiaries:

                  (b) local counsel to the Borrower and its Subsidiaries as applicable; and

                  (c) regulatory counsel to the Borrower and its Subsidiaries.

                  SECTION 11.15. CAPITAL STRUCTURE. The Banks shall be satisfied with the capital structure of the Borrower and its subsidiaries on and as of the Effective Date.

                  SECTION 11.16. FINANCIAL CONDITION. The Banks shall be satisfied that the financial statements referred to in Section 7.5 fairly present the business and financial condition of the Borrower and its Subsidiaries as at and for the periods ending on the respective dates thereof, and that there has been no material adverse change in the assets, business or financial condition of the Borrower, since the applicable dates set forth in
Section 7.5 hereof.

                  SECTION 11.17. SOLVENCY CERTIFICATE. The Agent shall have received from the Borrower and each of its Subsidiaries a certificate of the chief financial officer of each such Person, addressed to the Agent and the Banks, regarding the solvency of each such Person after the consummation of the transactions contemplated herein and such certificate shall be in form and substance satisfactory to the Banks.

         SECTION 12. ACQUISITION CREDIT LOAN CLOSING CONDITIONS. The obligations of the Banks to make any Acquisition Credit Loan shall be subject to the satisfaction of the following conditions precedent on or prior to the Drawdown Date of such Acquisition Credit Loan:

                  SECTION 12.1. ACQUISITION DOCUMENTS. Each of the Acquisition Documents applicable to such Acquisition Credit Loan and the related Acquisition shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and, if the total purchase price for the applicable Acquisition Assets equals or exceeds $15,000,000, shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

                  SECTION 12.2. CORPORATE ACTION. All corporate and partnership action necessary for the valid execution, delivery and performance by the Borrower and each of its Subsidiaries of the applicable Acquisition Document to which it is or is to become a party shall have been duly and effectively taken, and, if the total purchase price for the applicable Acquisition Assets equals or exceeds $15,000,000, evidence of such corporate and partnership action satisfactory to the Banks shall have been provided to each of the Banks.

                  SECTION 12.3. DISCHARGE OF LIENS. If the total purchase price for the applicable Acquisition Assets equals or exceeds $15,000,000, the Banks shall have received from the Borrower evidence reasonably satisfactory to the Agent that all liens and encumbrances with respect to property of the Borrower or property to be acquired by the Borrower from any Seller or transferred to the Borrower pursuant to or as a result of the transactions contemplated by the applicable Acquisition Documents, other than Permitted Liens shall have been discharged in full.

                  SECTION 12.4. PROCEEDINGS AND DOCUMENTS. If the total purchase price for the applicable Acquisition Assets equals or exceeds $15,000,000, all corporate, partnership, governmental and other proceedings in connection with the transactions contemplated by the applicable Acquisition Documents and all instruments and documents incidental thereto shall be in form and substance reasonably satisfactory to the Banks and, regardless of the amount of such purchase price, the Banks shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Banks shall have reasonably requested.

                  SECTION 12.5. CLOSING OF ACQUISITION. The Borrower shall complete on the Drawdown Date of such Acquisition Credit Loan the purchase of the applicable Acquisition Assets pursuant to the applicable Acquisition Documents without recourse to any provision of such Acquisition Documents permitting the waiver by the Borrower of any material condition, obligation, covenant or other requirement without the prior written consent of the Majority Banks. Upon the purchase of the Acquisition Assets pursuant to the applicable Acquisition Documents, the Borrower will have valid and marketable title to all of the assets and properties intended to be conveyed to the Borrower pursuant to the such Acquisition Documents.

                  SECTION 12.6. OPINIONS OF COUNSEL. If the total purchase price for the applicable Acquisition Assets equals or exceeds $15,000,000, each of the Banks and the Agent shall have received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Drawdown Date of such Acquisition Credit Loan, in form and substance satisfactory to the Bank, from counsel for the applicable Seller and the Borrower, respectively, delivered in connection with the applicable Acquisition, together with appropriate letters from such counsel authorizing the Banks and the Agent to rely on said opinions.

                  SECTION 12.7. CAPITAL STRUCTURE. If the total purchase price for the applicable Acquisition Assets equals or exceeds $15,000,000, the Banks shall be satisfied with the capital structure of the Borrower and its Subsidiaries (including, without limitation, the applicable Acquisition Assets) on the Drawdown Date of such Acquisition Credit Loan.

                  SECTION 12.8. FINANCIAL CONDITION. If the total purchase price for the applicable Acquisition Assets equals or exceeds $15,000,000, the Banks shall be satisfied (i) that the financial information delivered to the Bank with respect to the applicable Acquisition Assets is in form and detail satisfactory to the Banks and fairly presents the business and financial condition of the proposed Acquisition Assets and that there has been no material adverse change in the business, assets or financial condition of the Acquisition Assets, the Borrower and/or its Subsidiaries since the dates of such financial information,
(ii) that the Banks' due diligence review of the proposed Acquisition Assets, including, without limitation, industry checkings and, if such Acquisition Credit Loan to be made in connection with such Acquisition exceeds $15,000,000, a review by the Agent's commercial finance examiners of the Acquisition Assets, does not reveal to the Banks after the date hereof any materially adverse information and (iii) with the documentation evidencing the agreement to purchase the proposed Acquisition Assets.

                  SECTION 12.9. ADDITIONAL GUARANTY. If applicable, any corporation, partnership, joint venture or business associate acquired with the proceeds of such Acquisition Credit Loan shall execute and deliver to the Agent and the Banks a Guaranty satisfactory to the Banks and their counsel.

                  SECTION 12.10. APPROVALS. The Banks being reasonably satisfied that all parties to the proposed Acquisition have received all necessary regulatory approvals and evidence of compliance with all state and federal laws, including but not limited to Regulation U, and state and federal securities laws, applicable to any of the parties to such transactions.

                  SECTION 12.11. PRO FORMA CASH FLOW. The Banks' shall have determined that the ratio of the pro forma Consolidated Operating Cash Flow of the Borrower and its Subsidiaries to the pro forma Consolidated Financial Obligations of the Borrower and its Subsidiaries for the period of four (4) consecutive fiscal quarters of the Borrower ending on the last day of the fiscal quarter ending immediately prior to the first anniversary of such proposed Acquisition, in each case after giving effect to such Acquisition, does not exceed 1.5:1.0.

                  SECTION 12.12. PURCHASE PRICE. The Banks' shall have determined that the total purchase price to be paid by the Borrower in connection with such Acquisition does not exceed the product of (a) 2.5 times
(b) the Borrower's Consolidated Operating Cash Flow for the period of four (4) consecutive fiscal quarters of the Borrower ending immediately prior to the closing of such Acquisition.

                  SECTION 12.13. PRO FORMA FUNDED DEBT The Banks' shall have determined that the ratio of the pro forma Consolidated Total Funded Debt of the Borrower and its Subsidiaries to the pro forma Consolidated Operating Cash Flow of the Borrower and its Subsidiaries for the period of four (4) consecutive fiscal quarters of the Borrower ending on the last day of the fiscal quarter ending immediately prior to the first anniversary of such proposed Acquisition, in each case after giving effect to such Acquisition, does not exceed 3.0:1.0.

                  SECTION 12.14. OTHER CONDITIONS. The Banks shall have determined that all of the conditions precedent set forth in Section 12 shall have been satisfied.

         SECTION 12A. CONDITIONS TO ALL BORROWINGS. The obligations of the Banks to make any Loan, including the Revolving Credit Loans, whether on or after the Effective Date, shall also be subject to the satisfaction of the following conditions precedent:

                  SECTION 12A.1 REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any Person contained in the Acquisition Documents, this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date they were made and shall also be true at and as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement the other Loan Documents or the Acquisition Documents, and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

                  SECTION 12A.2 NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make any Loan.

                  SECTION 12A.3 GOVERNMENTAL REGULATION. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

                  SECTION 12A.4 PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by the Acquisition Documents this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and the Agent and the Agent's Special Counsel, and the Banks and the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent, such Bank or such counsel may reasonably request.

         SECTION 13. EVENTS OF DEFAULT; ACCELERATION: ETC.

                  SECTION 13.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("EVENTS OF DEFAULT" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "DEFAULTS") shall occur:

                  (a) the Borrower or any Subsidiary shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (b) the Borrower or any of its Subsidiaries shall fail to pay any interest on the Loans, any commitment fee or other sums due hereunder or under any of the other Loan Documents, within five (5) days of when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (c) the Borrower shall fail to comply with any of its covenants contained in Sections 8.1, 8.5, 8.6, 8.8 and 8.13, 9 or
         10 or any of the covenants contained in any of the Security Documents;

                  (d) the Borrower shall fail to comply with any of its covenants contained in any of Sections 8.2, 8.3, 8.7, 8.9, 8.10, 8.11, 8.12 and 8.14 hereof and such non-compliance shall continue for thirty (30) days after the occurrence thereof.

                  (e) the Borrower or any of its Subsidiaries shall fail to comply with any of its covenants contained in Section 8.4 hereof or fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 13.1) for thirty (30) days after written notice of such failure has been given to the Borrower by the Agent;

                  (f) the Subsidiaries shall fail to comply with any of their respective covenants set forth in the Guarantees;

                  (g) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                  (h) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligations (in excess of $1,000,000 in the aggregate) for borrowed money or credit received or in respect of any Capitalized Leases, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations (in excess of $1,000,000 in the aggregate) issued thereunder to accelerate the maturity thereof;

                  (i) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of any such Person or shall commence any case or other proceeding relating to any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commence against any such Person shall indicate its approval thereof, consent thereto or acquiescence therein;

                  (j) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted

                  (k) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final (as to which the time for further appeals has expired or to which the appeals process has been exhausted) judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against any such Person exceeds in the aggregate $1,000,000;

                  (l) if any of the Loan Documents or any of the Security Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents or, in any material respect, any Acquisition Document is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (m) if the Borrower shall fail to observe or perform any material term, covenant or agreement contained in any Acquisition Document;

                  (n) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Agent shall have determined in its reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

                  (o) the Borrower or any of its Subsidiaries shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of the Borrower or such Subsidiary having a fair market value in excess of $1,000,000;

                  (p) the Borrower (or its successors or assigns) shall, at any time, legally or beneficially own less than one hundred percent (100%) of the Voting Stock of the Subsidiaries, as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of any of the Subsidiaries and as further adjusted to reflect the equity interests represented by any warrants or other options to purchase or otherwise acquire any such stock; or

                  (q) the Borrower or any of its Subsidiaries shall pay, redeem or otherwise satisfy any Subordinated Debt in contravention or violation of the written subordination terms applicable thereto;

then, and in any such event, so long as the same may be continuing, the Agent, shall, at the written request of the Majority Banks by notice in writing to the Borrower, declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in
Section 13.1(i) or 13.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent.

                  SECTION 13.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in Section 13.1(i) or Section 13.1(j) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrower. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date the conditions precedent to the making of the Loans to be made on such Drawdown Date are not satisfied, the Agent may, and upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans. No termination of the credit hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations.

                  SECTION 13.3. REMEDIES; RIGHTS UNDER SECURITY DOCUMENTS.

                  (a) In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Agent shall have accelerated the maturity of the Loans pursuant to Section 13.1, each Bank may, subject to the terms of Section 13.3(b) hereof) if owed any amount with respect to the Loans, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

                  (b) Notwithstanding anything to the contrary set forth herein, each of the parties hereto acknowledges and agrees that the respective rights, benefits and privileges of the Agent and the Banks under each of the Security Documents and all other instruments, documents and agreements providing the benefit of any collateral security, guarantees or subordination for the prompt payment and performance of the Obligations are for the ratable and mutual benefit of the Banks, and each of the rights, benefits and privileges and thereunder shall be exercised (or not exercised) solely by the Agent but only at the direction and with the consent and approval of the Majority Banks in accordance with Section 15 hereof.

                  SECTION 13.4. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                  (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses and disbursements which shall have been incurred or sustained by the Agent (solely in its capacity as Agent and not as a Bank) in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies:

                  (b) Second, to all other Obligations in such order or preference as the Majority Banks may determine; provided, however, that distributions in respect of such Obligations shall be made (i) pari passu among Obligations with respect to the Agent's fee payable pursuant to Section 5.2 and all other Obligations and (ii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata; and provided, further, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

                  (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the State of Connecticut; and

                  (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

         SECTION 14. SETOFF. Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (b) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

         SECTION 15. THE AGENT.

                  SECTION 15.1. AUTHORIZATION. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Credit Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank.

                  SECTION 15.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

                  SECTION 15.3. NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for an waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

                  SECTION 15.4. NO REPRESENTATIONS. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectibility of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the creditworthiness or financial condition of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

                  SECTION 15.5. PAYMENTS.

                  (a) A payment by the Borrower to the Agent hereunder or under any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

                  (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Note or under any of the other Loan Documents could reasonably be expected to involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  (c) Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan or (ii) to comply with the provisions of Section 14 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "DELINQUENT BANK") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank (regardless of whether such Bank serves as the Agent) shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

                  SECTION 15.6. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note as the absolute owner for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

                  SECTION 15.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section 16), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

                  SECTION 15.8. AGENT AS BANK. In its individual capacity Bank of Boston Connecticut shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes, as it would have were it not also the Agent.

                  SECTION 15.9. RESIGNATION. The Agent may resign at any time by giving sixty (60) days' prior written notice thereof to the Banks and the Borrower; provided, that such resignation shall not be effective until the appointment of a successor Agent as provided for herein. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                  SECTION 15.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 15.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

                  SECTION 15.11. DUTIES IN THE CASE OF ENFORCEMENT. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Banks and (b) the Majority Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

         SECTION 16. EXPENSES. The Borrower agrees to pay (a) the reasonable out-of-pocket costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein,
(b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any of the Banks' net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent or any Bank incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering and appraisal charges, (e) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of the Agent or any Bank, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by the Agent or any Bank in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default (including engineering, appraisal and investment banking charges) and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or the Banks' relationship with the Borrower or any of its Subsidiaries and (f) all reasonable fees, expenses and disbursements of the Agent or any Bank incurred in connection with Uniform Commercial Code searches or filings or in connection with any mortgage recordings. The covenants of this
Section 16 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

         SECTION 17. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Agent and each of the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or any of the Acquisition Documents or the transactions contemplated hereby or thereby including, without limitation, (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans, (b) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of its Subsidiaries comprised in the Collateral, (c) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or any of the Acquisition Documents or (d) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding, except where any of the foregoing result from the gross negligence or willful misconduct of the Agent or any of the Banks or any other indemnified party. In litigation, or the preparation therefor, each Bank and the Agent shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel; provided, that the Agent and the Banks shall use reasonable efforts to employ common counsel in the absence of conflicts between such parties. If, and to the extent that the obligations of the Borrower under this Section 17 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 17 shall survive payment or satisfaction in full of all other Obligations.

         SECTION 18. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Agent and the Banks, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to the Agent or any of the Banks at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

         SECTION 19. ASSIGNMENT AND PARTICIPATION.

                  SECTION 19.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Persons all or a portion of its interests, rights and obligations under this Credit Agreement and the other Loan Documents (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (a) except in the case of an assignment to an affiliate of any Bank, the Borrower, unless a Default or Event of Default shall have occurred and be continuing, shall have given its prior written consent to such assignment (which consent shall not be unreasonably withheld, (b) unless an Event of Default shall have occurred and is continuing, each such assignee shall be an Eligible Assignee, (c) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (d) each assignment shall be in an amount that is not less than $5,000,000 (e) except in the case of an assignment to an affiliate of either Bank and unless a Default or Event of Default shall have occurred and be continuing, each Bank which is a Bank on the date hereof shall retain, free of any such assignment, an amount of its Commitment of not less than $5,000,000 and (I) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit D hereto (an "ASSIGNMENT AND ACCEPTANCE"), together with any Notes subject to such assignment upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment be released from its obligations under this Credit Agreement.

                  SECTION 19.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit

Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto; (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 7.5 and Section 8.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement; (e) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (f) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank; and (g) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

                  SECTION 19.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Loans owing to, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice.

                  SECTION 19.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Person in an amount equal to the amount assumed by such Person pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this Section 19.4, the Borrower shall deliver an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be canceled and returned to the Borrower.

                  SECTION 19.5. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $5,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees to which such participant is entitled, release any guaranty or release or discharge any lien on or security interest in or extend any regularly scheduled payment date for principal or interest.

                  SECTION 19.6. DISCLOSURE. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information, (b) not to disclose such information to a third party and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

                  SECTION 19.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to
Section 13.1 or Section 13.2, and the determination of the Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to
Section 13.1 or Section 13.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

                  SECTION 19.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this Section 19 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

                  SECTION 19.9. ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

         SECTION 20. NOTICES, ETC. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

                  (a) if to the Borrower, at Raytel Medical Corporation, 2755 Campus Drive, San Mateo, California 94403, Attention: E. Payson Smith, Chief Financial Officer, and at 7 Waterside Crossing, Windsor, Connecticut 06095, Attention: Alan Zinberg, President, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

                  (b) if to the Agent or Bank of Boston Connecticut, at 100 Pearl Street, Hartford, Connecticut 06103, Attention: Christopher Phelan, Vice President, or at such other address for notice as the Agent or Bank of Boston Connecticut shall last have furnished in writing to the Person giving the notice; and

                  (c) if to any other Bank, at such address for notice as such Bank shall last have furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

         SECTION 21. GOVERNING LAW. THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF CONNECTICUT AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF CONNECTICUT OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY CERTIFIED MAIL AT THE ADDRESS SPECIFIED IN Section 20. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         SECTION 22. HEADINGS. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

         SECTION 23. COUNTERPARTS. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         SECTION 24. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 26.

         SECTION 25. WAIVER OF JURY TRIAL. The Agent, the Borrower and each Bank hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. Except as prohibited by law, the Agent, the Borrower and each Bank hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Agent, the Borrower and each Bank (a) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that such party would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that each party hereto have been induced to enter into this Credit Agreement, the other Loan Documents to which they are a party by, among other things, the waivers and certifications contained herein.

         SECTION 26. CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or approval required or permitted by this Credit Agreement to be given by all of the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes (other than interest accruing pursuant to Section 5.9 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto), the term of, or date of any payment due and payable under) the Notes, the amount of the Commitments of the Banks, and the amount of any fees hereunder may not be changed without the written consent of the Borrower and the written consent of each Bank affected thereby; the definition of Majority Banks may not be amended without the written consent of all of the Banks; and the amount of the Agent's Fee payable for the Agent's account and Section 15 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

         SECTION 27. SEVERABILITY. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

         SECTION 28. WAIVERS BY BORROWER. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower hereby waives the provisions of Sections 580a through 580d, 726 and 729.010 through 729.090 of the California Code of Civil Procedure and Section 1542 of the California Civil Code.

         SECTION 29. COMMERCIAL TRANSACTION; PREJUDGMENT REMEDY WAIVER. THE BORROWER REPRESENTS, WARRANTS AND ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE A PART IS A "COMMERCIAL TRANSACTION" WITHIN THE MEANING OF CHAPTER 903A OF CONNECTICUT GENERAL STATUTES, AS AMENDED. THE BORROWER HEREBY WAIVES ITS RIGHT TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER UNDER CONNECTICUT GENERAL STATUTES SECTIONS 52-278a ET. SEQ. AS AMENDED OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES THE AGENT OR THE BANKS MAY EMPLOY TO ENFORCE THEIR

RIGHTS AND REMEDIES HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS. MORE SPECIFICALLY, BORROWER ACKNOWLEDGES THAT THE AGENT'S ATTORNEY AND/OR THE BANKS' ATTORNEY MAY, PURSUANT TO CONN. GEN. STAT. Section 52-278F, ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT SECURING A COURT ORDER. THE BORROWER ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY AS AFORESAID AND THE AGENT AND THE BANKS ACKNOWLEDGES BORROWER'S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT.

         SECTION 30. EFFECTIVE DATE. This Agreement shall become effective among the parties hereto as of the Effective Date. Until the Effective Date, the terms of the Original Loan Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement of the date first set forth above.



                                RAYTEL MEDICAL CORPORATION


                                By: /s/ E. Payson Smith, Jr.
                                   ______________________________
                                   Name:  E. Payson Smith, Jr.
                                   Title: Senior Vice President and
                                          Chief Financial Officer



                                BANK OF BOSTON CONNECTICUT, for
                                itself and as Agent


                                By: /s/ Christopher Phelan
                                   ______________________________
                                   Name:  Christopher Phelan
                                   Title:    Vice President



                                BANQUE PARIBAS


                                By: /s/ Don L. Unruh
                                   ______________________________
                                   Name:  Don L. Unruh
                                   Title: Assistant Vice President


                                By: /s/ Stanley P. Berkman
                                   ______________________________
                                   Name:  Stanley P. Berkman
                                   Title: General Manager
                                          Western Region

                                                                   EXHIBIT A-2

                           RAYTEL MEDICAL CORPORATION

                                 PROMISSORY NOTE

                               $-----------------

                           Dated as of July ___, 1996

         FOR VALUE RECEIVED, the undersigned, RAYTEL MEDICAL CORPORATION, a Delaware corporation (hereinafter, together with its successors in title and assigns, called the "BORROWER"), promises to pay on or before the Final Maturity Date (as defined in the Credit Agreement to which reference herein is made to the order of [INTERNATIONALE NEDERLANDEN [U.S.] CAPITAL CORPORATION] (hereinafter, together with its successors in title and assigns, called the "BANK"), at the Agent's Head Office, the principal sum of ____________________________ DOLLARS ($___________), in immediately available funds or, if less, the aggregate unpaid principal amount of the Loans made by the Bank to the Borrower pursuant to the Credit Agreement to which reference is hereinafter made and to pay interest, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof until payment in full of such principal amount as provided in the Credit Agreement.

         This Note is made and delivered by the Borrower pursuant to Section 2.4 of the Amended and Restructured Credit Agreement dated as of July __, 1996 by and among the Borrower, the Bank and Bank of Boston Connecticut in its capacity as agent for itself and the lenders therein named (as amended and in effect from time to time, the "Credit Agreement"), and is entitled to the benefits and is subject to the provisions of the Credit Agreement All capitalized terms used herein which are defined in the Credit Agreement shall have the same meanings herein as therein.

         The Borrower also promises to pay interest on the unpaid principal amount of the Loans outstanding until paid in full at the rates per annum set forth in or established pursuant to the Credit Agreement. Such interest shall be payable on such dates as are determined from time to time pursuant to the Credit Agreement and shall be calculated as therein provided.

         The Borrower has the right in certain circumstances to prepay the principal of this Note on the terms and conditions specified in the Credit Agreement.

         If any Default or Event of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         The Borrower and all guarantors and endorsers hereby waive presentment, demand, protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of this Note, and also hereby assent to extensions of time of payment or forbearance or other indulgences without notice.

         This Note and the obligations of the Borrower hereunder shall be governed by, and interpreted and determined in accordance with, the laws of the State of Connecticut.

         THE BORROWER HEREBY REPRESENTS, COVENANTS AND AGREES THAT THE PROCEEDS OF THE LOANS SHALL BE USED FOR GENERAL COMMERCIAL PURPOSES AND AS FURTHER PROVIDED IN THE CREDIT AGREEMENT. AND THAT THIS NOTE IS PART OF A "COMMERCIAL TRANSACTION" AS DEFINED BY THE STATUTES OF THE STATE OF CONNECTICUT. THE BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER UNDER CONNECTICUT GENERAL STATUES SECTIONS 52-278A ET SEQ. AS AMENDED OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES THE BANK MAY EMPLOY TO ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER. MORE SPECIFICALLY, THE BORROWER ACKNOWLEDGES THAT BANK'S ATTORNEY MAY, PURSUANT TO CONNECTICUT GENERAL STATUES, SECTION 52-278F, ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT SECURING A COURT ORDER. THE BORROWER ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY BY BANK'S ATTORNEY. THE BANK ACKNOWLEDGES THE BORROWER'S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its corporate name by its duly authorized officer on the day and in the year first above written.

                                                  RAYTEL MEDICAL CORPORATION

                                                  By:
                                                     ---------------------------
                                                      Chief Executive Officer

                                   SCHEDULE 2

                                   DEFINITIONS

      The following terms shall have the meanings set forth in this Schedule 2 or elsewhere in the provisions of the Credit Agreement:

      Acquisition. The acquisition by the Borrower of any Acquisition Assets pursuant to the terms of the applicable Acquisition Documents.

      Acquisition Assets. Either (a) the issued and outstanding capital stock of, or business assets of any corporation, partnership or business involved in the medical services industry or (b) any new equipment purchased by the Borrower that is to be used in the Borrower's medical services business.

      Acquisition Credit Loans. Any Revolving Credit Loan the proceeds of which are used or intended for use in connection with any Acquisition.

      Acquisition Documents. Any and all documents, agreements and instruments executed or to be executed in connection with any Acquisition, together with all schedules, exhibits, and annexes thereto, each in form and substance satisfactory to the Agent and the Banks.

      Affiliate. Any Person that would be considered to be an affiliate of the Borrower under Rule 144 (a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

      Agent. Bank of Boston Connecticut when acting as agent for the Banks and any successor Agent under the Credit Agreement.

      Agent's Head Office. The Agent's head office located at 100 Pearl Street, Hartford, Connecticut 06103, or at such other location as the Agent may designate from time to time.

      Agent's Special Counsel. Bingham, Dana & Gould LLP or such other counsel as may be approved by the Agent.

      Applicable Base Rate Margin. See Section 2.5(a) hereof.

      Applicable LIBOR Rate Margin. See Section 2.5(b) hereof.

      Balance Sheet Date. March 31, 1996.

      Banks. Bank of Boston Connecticut and the other lending institutions and any other Person who becomes an assignee of any rights and obligations of the Banks pursuant to Section 19 of the Credit Agreement.

      Base Rate. The higher of (a) the annual rate of interest announced from time to time by The First National Bank of Boston at its head office in Boston, Massachusetts, as its "base rate" and (b) one-half of one percent (1/2%) above the overnight federal funds effective rate, as published by the Board of Governors of the Federal Reserve System, as in effect from time to time.

      Base Rate Principal. See Section 3.4.

      Borrower. As defined in the preamble hereto.

      Borrower Guaranty. The Guaranty dated February 26, 1993 executed and delivered by the Borrower to the Agent on behalf of the Banks.

      Borrower Partnership Pledge Agreement. The Pledge and Security Agreement dated February 26, 1993 between the Borrower and the Agent.

      Borrower Stock Pledge Agreement. The Stock Pledge Agreement dated as of February 26, 1993 between the Borrower and the Agent and in form and substance satisfactory to the Agent.

      Business Day. Any day on which banking institutions in Hartford, Connecticut and New York, New York, are open for the transaction of banking business.

      Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

      Capital Expenditures. Amounts paid or indebtedness incurred by the Borrower or any of its Subsidiaries in connection with the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.

         Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

         CERCLA.  See Section 7.15.

         Code.  The Internal Revenue Code of 1986.

         Collateral. All of the property, rights and interests of the Borrower and its Subsidiaries that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

      Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

         Commitments. With respect to each Bank, the amount set forth on
Schedule 1 hereto as the amount of such Bank's commitment to make Revolving Credit Loans to the Borrower, as the same may be reduced from time to time in accordance with the terms and conditions of the Credit Agreement; or if such commitment is terminated pursuant to the provisions hereof, zero.

         Consents to Collateral Assignment. Each Consent to Collateral Assignment, dated on or prior to the Drawdown Date of any Acquisition Credit Loan, by and among the Borrower, the applicable Seller and the Agent and in form and substance satisfactory to the Agent and the Bank.

         Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, as the case may be, consolidated in accordance with generally accepted accounting principles.

         Consolidated Financial Obligations With respect to any fiscal period, an amount equal to the sum of all payments on indebtedness of the Borrower, any of its Subsidiaries or any other Person (excluding indebtedness in respect of contingent obligations of RMI arising solely in its capacity as a general partner or joint venturer of any of the Joint Ventures) that become due and payable or that are to become due and payable during such fiscal period pursuant to any agreement or instrument to which the Borrower or any of its Subsidiaries or any other Person is a party relating to the borrowing of money or the obtaining of credit or in respect of Capitalized Leases. Demand obligations shall be deemed to be due and payable during any fiscal period during which such obligations are Outstanding.

      Consolidated Operating Cash Flow. For any period, an amount equal to (a) the sum of (i) Earnings Before Interest and Taxes for any Person for such period, plus (ii) depreciation, amortization and all other noncash charges of such Person for such period, less (b) the sum of (i) cash payments by such Person for all taxes paid during such period, plus (ii) cash Capital Expenditures made by such Person during such period to the extent permitted by
Section 10.3, plus (iii) minority interest expenses paid in cash by such Person for such period, provided that any extraordinary or non-recurring gains or losses shall be excluded from the calculation of Consolidated Operating Cash Flow.

         Consolidated Total Funded Debt. For any period, the aggregate amount of all Indebtedness of any Person and its Subsidiaries relating to the borrowing of money or the obtaining of credit or in respect of capitalized leases outstanding during such period; provided, that, with respect to the Borrower and its Subsidiaries the definition of "Consolidated Total Funded Debt" hereunder shall expressly exclude any Indebtedness of the Borrower or any of its Subsidiaries arising in connection with the Joint Ventures.

         Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by any Person during such period on all Indebtedness of such Person Outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expense in connection with the borrowing of money.

      Conversion Request. Any notice given by the Borrower to the Agreement of the Borrower's election to convert or continue a Loan in accordance with Sections 2.7 or 4.5 hereof.

      Credit Agreement. This Amended and Restated Credit Agreement, including the Schedules and Exhibits hereto.

         Debt Service Coverage Ratio. With respect to any fiscal period, the ratio of the Borrower's Consolidated Operating Cash Flow to its Consolidated Financial Obligations for such period.

         Default.  See Section 13.1.

      Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrower, other than dividends payable solely in shares of common stock of the Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise; the return of capital by the Borrower to its Shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower.

      Dollars or Dollars. The lawful currency of the United States of America.

      Domestic Lending Office. Initially, the office of each Bank designated as such on Schedule 1 hereto; thereafter such other office of such Bank, if any, that shall be making or maintaining Revolving Credit Base Rate Loans.

      Drawdown Date. The date on which any Loan is made or is to be made under the Credit Agreement.

      Earnings Before Interest and Taxes. The consolidated earnings (or loss) from the operations of any Person for any period, after all expenses and other proper charges but before payment or provision for any income taxes or interest expense for such period, determined in accordance with generally accepted accounting principles, excluding any extraordinary or non-recurring gains.

      Effective Date. The date on which the Agent determines all of the conditions set forth in Sections 11 and 12A are met.

      Eligible Assignee. Any bank having total assets in excess of $5,000,000,000 and a rating of not less than BBB by Standard & Poors Corporation (or an equivalent rating by another credit rating agency of national recognition).

      Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

      Environmental Laws. See Section 7.20(a).

      ERISA. The Employee Retirement Income Security Act of 1974.

      ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

      ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

      Event of Default. See Section 13.1.

      Generally Accepted Accounting Principles. (a) When use in Section 10, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and it predecessors in effect for the fiscal year ended on the Balance Sheet Date, and
(ii) to the extent consistent with such principles the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrower adopting the same principles provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent be in a position to deliver an unqualified opinion (other than a qualifications regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

      Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

      Guarantees. The Guarantees, each dated as of February 26, 1993 or to be dated on or after the Effective Date and otherwise in form and substance satisfactory to the Bank, made by the Subsidiaries in favor of the Agent pursuant to which the Subsidiaries guarantee to the Agent the payment and performance of the obligations.

      Hazardous Substances. See Section 7.21(b)

      H-S-R Act. See Section 7.3.

      Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness f others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

      Interest Payment Date. As to any Loan, the first day of each calendar month.

      Interest Period. With respect to each Loan, (a) initially, the period commencing on the Drawdown Date of such Loan (or with respect to the Term Loan, the Revolving Credit Termination Date) and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Revolving Loan Request
(i) for (A) any Revolving Credit Base Rate Loan or (B) any portion of the Term Loan bearing interest at an interest rate determined by reference to the Base Rate, the last day of the fiscal quarter; and (ii) for (A) any LIBOR Rate Loan or (B) any portion of the Term Loan bearing interest at an interest rate determined by reference to LIBOR Rate, 1, 2, 3, or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

      (A) if any Interest Period with respect to (1) a LIBOR Rate Loan or (2) any portion of the Term Loan bearing interest at an interest rate determined by reference to the LIBOR Rate would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

      (B) if any Interest Period with respect to (1) a Revolving Credit Base Rate Loan or (2) any portion of the Term Loan bearing interest at an interest rate determined by reference to the Base Rate would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

         (C) if the Borrower shall fail to give notice as provided in
Section 2.7, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Revolving Credit Base Rate Loan on the last day of the then current Interest Period with respect thereto;

         (D) if the Borrower shall fail to give notice as provided in
Section 4.5, the Borrower shall be deemed to have requested a conversion of the interest rate applicable to relevant portion of the Term Loan from an interest rate determined by reference to the LIBOR Rate to one based on the Base Rate on the last day of the then current Interest Period with respect thereto;

         (E) any Interest Period relating to (1) any LIBOR Rate Loan or (2) any portion of the Term Loan bearing interest at an interest rate determined by reference to the LIBOR Rate that begins on the last LIBOR Business Day of a calendar month (or on a day or which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month; and

         (F) any Interest Period relating to (1) any LIBOR Rate Loan or (2) any portion of the Term Loan bearing interest at an interest rate determined by reference to the LIBOR Rate that would otherwise extend beyond the Revolving Credit Termination Date or the Maturity Date, as the case may be, shall end on the Revolving Credit Termination Date or the Maturity Date, as the case may be.

         Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances. capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

      Joint Ventures. Collectively, the RII Joint Ventures and the RMI Joint Ventures, each, singly, a "JOINT VENTURE".

      Leverage Ratio. With respect to any fiscal period, the ratio of the Borrower's Consolidated Total Funded Debt to its Consolidated Operating Cash Flow for such period.

         LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other LIBOR interbank market as may be selected by the agent in its sole discretion acting in good faith.

         LIBOR Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such bank, if any, that shall be making or maintaining LIBOR Rate Loans.

         LIBOR Rate. For any Interest Period with respect to a LIBOR Rate Loan or any portion of the Term Loan bearing interest at an interest rate determined by reference to the LIBOR Rate, the rate of interest equal to (a) the rate determined by the Agent at which Dollar deposits for such Interest Period are offered based on information presented on Telerate Page 3750 as of 11:00 a.m. London time on the second LIBOR Business Day prior to the final day of such Interest Period divided by (b) a number equal to 1.00 minus the LIBOR Reserve Rate.

         LIBOR Reserve Rate. For any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The LIBOR Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Rate.

      Loan Documents. This Credit Agreement, the Notes, the Security Documents and the Subordination Agreements.

      Loans. The Revolving Credit Loans and the Term Loan.

      Majority Banks. As at any date, the Banks holding at least Sixty-six and two thirds (66 2/3%) percent of the outstanding principal amount of the Notes on such date; and if no such principal is outstanding, the Bank whose aggregate Commitments constitute at least sixty-six and two thirds (66 2/3%) percent of the aggregate Commitments.

      Maturity Date. August 1, 2003.

      Medicare and Medicaid Laws. Any and all portions of Title 42 of the United States Code relating to the Medicare or Medicaid acts and any and all rules and regulations established in connection therewith or pursuant thereto.

      MIP. Medical Imaging Partners, L.P., a Delaware limited partnership, with its principal place of business located at 7 Waterside Crossing, Windsor, Connecticut 06095.

      MIP Partnership Pledge Agreements. The Pledge and Security Agreements dated as of February 26, 1993 between MIP and the Agent.

      Mortgaged Property. Any Real Estate which is subject to any Mortgage.

      Mortgages. The several mortgages and deeds of trust dated as of February 26, 1993 or to be dated on or after the Effective Date from the Borrower and its Subsidiaries to the Agent with respect to the leasehold interests of the Borrower and its Subsidiaries in the Real Estate and in form and substance satisfactory to the Agent.

      Multiemployer Plan. Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

         Net Income. The net income (or deficit) of any Person, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles.

      Net Working Capital Changes. For any fiscal period, the net change from the immediately preceding like fiscal period in (a) both billed and unbilled Accounts Receivable of any Person, (b) current accounts payable of such Person,
(c) current accruals and accretions (exclusive of interest accruals and accretions) of such Person and (d) inventory of such Person; provided, that, the calculation of "Net Working Capital Changes" shall be made without reference to such Person's cash, the current portion of such Person's long term Indebtedness and, in the case of the Borrower and its Subsidiaries, any Indebtedness arising in connection with the Loans.

      Note Record. The Record with respect to a Revolving Credit Note or the Converted Loan, as the case may be.

      Notes. See Section 2.4 of the Credit Agreement.

      Obligations. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to the Agent and the Banks, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect to any of the Loans made or any of the Notes, or other instruments at any time evidencing any thereof.

      Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

      Partnership Pledge Agreements. Collectively, the RII Subsidiaries Partnership Pledge Agreements, the RMI Partnership Pledge Agreements, the MIP Partnership Pledge Agreements, the Borrower Partnership Pledge Agreement, and any other partnership pledge agreement dated on or after the Effective Date that is delivered by any direct or indirect Subsidiary of the Borrower to the Agent, and each, singly, a "PARTNERSHIP PLEDGE AGREEMENT".

      PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

      Permitted Liens. Liens, security interests and other encumbrances permitted by Section 9.2.

      Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

      RCL. Raytel Cardiovascular Labs, Inc., a Delaware corporation with its principal place of business located at 7 Waterside Crossing, Windsor, Connecticut 06095.

      Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its subsidiaries.

      Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Banks with respect to any Loan referred to in such Note.

      Revolving Credit Base Rate Loans. Each Revolving Credit Loan bearing interest calculated by reference to the Base Rate.

      Revolving Credit LIBOR Rate Loans. Each Revolving Credit Loan bearing interest calculate by reference to the LIBOR Rate.

      Revolving Credit Loan Request. See Section 2.6 of the Credit Agreement.

      Revolving Credit Loans. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to Section 2 of the Credit Agreement.

      Revolving Credit Termination Date. August 1, 1998.


      RIE. Raytel Imaging East, Inc., a Delaware corporation with its principal place of business located at 7 Waterside Crossing, Windsor, Connecticut 06095.

      RII. Raytel Imaging Holdings, Inc., a Delaware corporation, with its principal place of business located at 7 Waterside Crossing, Windsor, Connecticut 06095.

      RII Joint Ventures. Those joint ventures and general partnerships identified on Exhibit F to the Credit Agreement as RII Joint Ventures.

      RII Subsidiaries Partnership Pledge Agreements. The Pledge and Security Agreements to be dated on or before the Effective Date between each of RIW, RIE, RIMA and the Agent and in form and substance satisfactory to the Agent.

      RII Stock Pledge Agreement. The Stock Pledge Agreement dated on or before the Effective Date between RII and the Agreement and in form and substance satisfactory to the Agent.

      RIMA. Raytel Imaging Mid-Atlantic, Inc., a Delaware corporation with its principal place of business located at 7 Waterside Crossing, Windsor, Connecticut 06095.

      RIW. Raytel Imaging West, Inc., a Delaware corporation with its principal place of business located at 7 Waterside Crossing, Windsor, Connecticut 06095.

      RMI. Raytel Medical Imaging, Inc., a Delaware corporation with its principal place of business located at 7 Waterside Crossing, Windsor, Connecticut 06095.

      RMI Joint Ventures. Collectively, the general partnerships and joint ventures listed on Exhibit G hereof, each, singly, a "RMI JOINT VENTURE".

      RMI Partnership Pledge Agreements. The Pledge and Security Agreements dated February 26, 1993, between RMI and the Agent and in form and substance satisfactory to the Agent.

      Security Agreements. The several Security Agreements dated as of February 26, 1993 or to be dated on or after the Effective Date, between the Borrower and each of its Subsidiaries and the Agent and in form and substance satisfactory to the Agent.

      Security Documents. The Guarantees, the Borrower Guaranty, the Borrower Stock Pledge Agreement, the RII Stock Pledge Agreement, the Security Agreements, the Mortgages, the Consent to Collateral Assignment and the Partnership Pledge Agreements.

      Seller. Any Person who is designated as the "seller" in any Acquisition Document.

      Subordinated Debt. All indebtedness of the Borrower or any of its Subsidiaries incurred in connection with any Acquisition the payment and performance of which is subordinated in writing to the payment and performance of the Obligations upon such terms and conditions as are satisfactory to the Agent.

      Subsidiary. Any corporation, association, trust, partnership or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the Outstanding Voting Stock or partnership or other equity interests; provided, that no Joint Venture shall be deemed to be a Subsidiary for the purposes set forth in the Loan Documents.

      Type. As to any Revolving Credit Loan, its nature as a Revolving Credit Base Rate Loan or a LIBOR Rate Loan.

      Term Loan. Revolving Credit Loans converted to a term loan on the Revolving Credit Termination Date pursuant to Section 4 of the Credit Agreement.

      Total Commitment. The aggregate amount of all of the Commitments in effect from time to time.

      Voting Stock. Stock or similar equity interests, of any class or classes (however designated, the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or Persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right to vote exists by reason of the happening of a contingency.

                            RULES OF INTERPRETATION.

         (a) A reference to any document or agreement hall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement

         (b) The singular includes the plural and the plural includes the singular.


         (c) A reference to any law includes any amendment or modification to such law.

         (d) A reference to any Person includes its permitted Successors and permitted assigns.

         (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

         (f) The words "include", "includes" and "including" are not limiting.

         (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of Connecticut, have the meanings assigned to them therein.

         (h) Reference to a particular "Section" refers to that section of this Credit Agreement unless otherwise indicated.


         (i) The words "herein", "hereof', "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                                 SCHEDULE 1(1)

                                   COMMITMENT                 COMMITMENT
BANK                               AMOUNT                    PERCENTAGES
----                               ------                    -----------

Bank of Boston Connecticut          $15,000,000                  60%

Bankque Paribas                     $10,000,000                  40%


--------

         (1) As amended to reflect a partial assignment of participation by Bank of Boston Connecticut to Bank Paribas pursuant to an Assignment and Acceptance dated as of August 23, 1996 and effective September 2, 1996.

                                  SCHEDULE 7.2

                                  SCHEDULE 7.4

                                  ASSETS OWNED

                                      None

                                  SCHEDULE 7.7

                                MATERIAL CHANGES

                                      None

                                  SCHEDULE 7.9

                                   LITIGATION

                                      None

                                  SCHEDULE 7.10

                        MATERIAL ADVERSE CONTRACTS, ETC.

                                      None

                                  SCHEDULE 7.11

                  COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC.

                                      None

                                  SCHEDULE 7.12

                                   TAX STATUS

                                      None.

                                  SCHEDULE 7.17

                               CERTAIN TRANSACTION

Indebtedness represented by that certain Straight Note dated as of July 25, 1996 from F. David Rolo and Linda Rolo to Raytel Medical Corporation in the original principal amount of $400,000.00.

                                  SCHEDULE 7.20

                            ENVIRONMENTAL COMPLIANCE

                                      None

                                  SCHEDULE 9.1

                                  INDEBTEDNESS

                                  SCHEDULE 9.2

                                      LIENS

                                  SCHEDULE 9.3

                                   INVESTMENTS

                           RAYTEL MEDICAL CORPORATION

 RAYTEL CARDIAC SERVICES, INC.                                    100%

 RAYTEL IMAGING HOLDINGS INC.                                     100%

          Raytel Medical Imagings, Inc.                                 100%
          -----------------------------
                   Medical Imaging Partners                         1%
                            Mass Mobile Imaging JV                 51%

          Raytel Imaging Network, Inc.                                  100%
          ----------------------------
          Raytel Imaging West Inc.                                100%
          ------------------------
                   San Luis Obispo Medical Imaging Center         var%
                   CIFIMI Joint Venture                                 100%

          Raytel Imaging East Inc.                                100%
          ------------------------
                   Forest Hills Imaging Venture                         80%
                   5 East 82nd Street Imaging Venture                   80%

          Raytel Imaging Mid-Atlantic Inc.                        100%
          --------------------------------
                   MRI Diagnostic Partners I-1986                88.5%
                   MRI Building Partners, L.P.-1986                10%
                   Orlando Diagnostic Center                        5%
                   Imaging Center of Washington Township          100%

 RAYTEL CARDIOVASCULAR LABS, INC.                                      100%

          Raytel Granada Hills Inc.                               100%
          -------------------------

 MEDICAL IMAGING PARTNERS                                               99%

                                                                      EXHIBIT E

                         FORM OF COMPLIANCE CERTIFICATE

                     Delivered Pursuant to Section 8.4(c) of
                    the Amended and Restated Credit Agreement
                           dated as of August 14, 1996
                            (the "CREDIT AGREEMENT")

         The undersigned, the Chief Financial Officer of Raytel Medical Corporation (the "COMPANY"), hereby certifies as follows:

FINANCIAL COVENANTS

1. Consolidated Operating Cash Flow to Total Interest Expense for the period of four (4) consecutive fiscal quarters ended ___________, 199 ;

         (i)      Consolidated Operating Cash Flow
                    for such period                                    $

         (ii)     Consolidated Total Interest Expense
                    for such period                                    $

         (iii)    Ratio for such period

         (iv)     Minimum Ratio permitted by
                   Section 10.1 of the Credit Agreement                3.0:1.0

2. Consolidated Operating Cash Flow to Consolidated Financial Obligations for the period of four (4) consecutive fiscal quarters ended _____________, 199 :

         (i)    Consolidated Operating Cash Flow
                  for such period                                    $

         (ii)   Consolidated Financial Obligations
                  for such fiscal period                             $

         (iii)  Ratio for such period

         (iv)   Minimum Ratio permitted by
                  Section 10.2 of the Credit Agreement                1.5:1.0

3. Consolidated Total Funded Debt to Consolidated Operating Cash Flow for the four (4) consecutive fiscal quarters ended _________, 199 :

         (i)    Consolidated Total Funded Debt
                  at             , 199                               $
                     ------------     ----------------------
         (ii)   Consolidated Operating Cash Flow
                  for such period                                    $
         (iii)  Ratio for such period

         (iv)   Maximum Ratio permitted by the
                  Credit Agreement                                   3.0:1.0

EVENTS OF DEFAULT

         No Event of Default, or event or condition which with notice or the lapse of time or both would constitute an Event of Default, has occurred and is continuing on the date hereof.

                                            RAYTEL MEDICAL CORPORATION

                                         By:
                                                -------------------------------
                                                Chief Financial Officer

                                         Dated:
                                                -------------------------------